Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2019 Forward-Looking Statements This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Northern and Southern California, the Pacific Northwest and Western Canada; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non- renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; and the consequences of any possible future terrorist attacks. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by Hudson Pacific Properties, Inc. from time to time with the SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “we,” “us,” or “our.” Non-GAAP Measures This Supplemental Information includes non-GAAP financial measures, which are accompanied by what the Company considers the most directly comparable financial measures calculated and presented in accordance with GAAP. Quantitative reconciliations of the differences between the most directly comparable GAAP financial measures and the non-GAAP financial measures presented are provided within this Supplemental Information. Definitions of these non-GAAP financial measures can be found in the Definitions section of this Supplemental starting on page 52. The Company also presents the “Company’s Share” of certain of these measures, which are non-GAAP financial measures that are calculated as the consolidated amount calculated in accordance with GAAP, plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). Management believes that presenting the “Company’s Share” of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because the Company has several significant joint ventures, and in some cases the Company exercises significant influence over, but does not control, the joint venture, in which case GAAP requires that the Company account for the joint venture entity using the equity method of accounting and the Company does not consolidate it for financial reporting purposes. In other cases, GAAP requires that the Company consolidate the joint venture even though the Company’s partner(s) owns a significant percentage interest. As a result, management believes that presenting the Company’s Share of various financial measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its true economic interest in these joint ventures.  Page 2 of 57

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2019 Table of Contents Page Executive Summary, Corporate Data, Executive Management, Board of Directors, Equity Research Coverage and Rating Agencies 4 Financial Information 9 Consolidated Balance Sheets 10 Consolidated Statements of Operations 11 Funds from Operations 12 Adjusted Funds from Operations 14 Same-Store Property Performance—Consolidated 15 Same-Store Property Performance—Company's Share 17 Net Operating Income Detail (NOI) 19 Debt Summary 21 Capital Structure 24 Unsecured and Secured Debt Maturities, Composition and Covenant Compliance 25 Operational and Portfolio Information 27 In-Service Office Properties 28 In-Service Office Properties by Location 31 Studio Properties 33 Land Properties 34 Corporate Headquarters: Repositioning, Redevelopment, Development and Held For Sale Properties 35 11601 Wilshire Boulevard, 9th Floor, Los Angeles, CA 90025 Under Construction and Future Development Projects 36 (310) 445-5700 Recently Completed, Under Construction and Planned Project Images 38 Office Tenant Industry Diversification 39 Fifteen Largest Office Tenants 40 Website: Office Property Leasing Activity 42 HudsonPacificProperties.com Commenced Office Leases with Non-Recurring Upfront Abatements 44 Uncommenced Office Leases—Next Eight Quarters 45 Backfilled Office Leases—Next Eight Quarters 46 NYSE Trading Symbol: Expiring Office Leases—Next Eight Quarters 47 HPP Expiring Office Leases—Annual 50 Definitions and Reconciliations 51 Investor Relations: Definitions 52 Laura Campbell Reconciliation of Net Income (Loss) to Net Operating Income 54 Senior Vice President, Investor Relations and Marketing Reconciliation of Net Income (Loss) to Company's Share of Net Operating (310) 622-1702 Income 55 Total Revenues Components 56 Company Outlook 57 Page 3 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Executive Summary

Hudson Pacific Properties acquires, redevelops and develops creative office and studio properties in the West Coast tech and media epicenters of Los Angeles, Silicon Valley, San Francisco, Seattle and Vancouver. We are the largest publicly traded owner of office space in Silicon Valley, the largest independent owner/operator of studios in the U.S., and our portfolio totals nearly 19 million square feet, including land for development, in our core markets. Our top-tier assets combined with our leasing and management expertise have enabled us to cultivate a tenant base of premier blue-chip and growth companies, like Google and Netflix. Our strategic focus is value creation through less capital- and time-intensive repositionings and redevelopments, although our deep in-house expertise allows us to execute on a full range of opportunities—from incremental lease-up to cutting-edge new construction.

Financials (Compared to Fourth Quarter 2018)

- Net income attributable to common stockholders of $13.6 million ($0.09 per diluted share) compared to $15.9 million ($0.10 per diluted share)
- FFO, excluding specified items, of $85.4 million ($0.55 per diluted share) compared to $76.0 million ($0.49 per diluted share)
- Total revenue increased 9.3% to $216.9 million

Office Highlights

- Executed 64 new and renewal leases totaling 434,619 square feet, with GAAP and cash rent growth of 41.4% and 23.9%, respectively, including:
    - 84,800-square-foot lease with Google at Foothill Research Center through February 2025
    - 71,424-square-foot lease with Shopify at Bentall Centre through September 2030
- Stabilized and in-service office portfolios were 96.4% and 95.1% leased, respectively
- Net operating income and cash net operating income for the 35 same-store properties increased 6.8% and 10.0%, respectively

Studio Highlights

- Trailing 12-month occupancy for the three same-store studio properties was 92.6%
- Net operating income and cash net operating income for the three same-store studio properties decreased 3.1% and 1.0%, respectively

Development

- Placed in service 302,102-square-foot EPIC creative office development, which is fully pre-leased to Netflix
- Commenced construction on 584,000-square-foot One Westside creative office redevelopment, which is fully pre-leased to Google

Capital Markets

- Issued $400.0 million of 3.25% senior notes due January 2030
- Received upgraded credit rating from Moody's to Baa2 with a stable outlook

Dividends

- Declared and paid a quarterly dividend of $0.25 per share on common stock

Guidance

- Provided full-year 2020 FFO guidance of 2.14 to $2.22 per diluted share, excluding specified items
- Provided office and studio same-store cash NOI growth assumption midpoints of 5.0% and 5.5%, respectively

Conference Call Information:

Thursday, February 20, 2020 at 11:00 AM PST / 2:00 PM EST
(877) 407-0784 (U.S.) | (201) 689-8560 (International)

Page 4 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Corporate Data[1]

Unaudited, in thousands, except per share data

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Number of office properties owned	52	52	53	52	52
Office square feet[2]	14,850,480	14,852,478	15,321,814	13,866,793	13,853,401
Stabilized office leased rate as of end of period[3]	96.4%	96.4%	96.6%	95.2%	95.4%
In-service office leased rate as of end of period[4]	95.1%	94.7%	94.5%	92.9%	93.0%
Number of studio properties owned	3	3	3	3	3
Same-store studio square feet[2][5]	1,213,203	1,213,203	1,171,707	1,171,707	1,171,707
Same-store studio leased rate as of end of period[6]	92.6%	92.8%	92.6%	92.4%	91.6%
Non-same-store studio square feet[2]	11,200	11,200	52,696	52,696	52,696
Non-same-store studio leased rate as of end of period[7]	81.3%	93.4%	100.0%	100.0%	100.0%
Number of land properties owned[8]	7	7	8	6	6
Land properties estimated square feet[8]	2,681,376	2,681,376	3,627,726	2,639,562	2,639,562
Total portfolio square feet	18,756,259	18,758,257	20,173,943	17,730,758	17,717,366
Company's Share of Debt[9][10]	$ 2,906,877	$ 2,804,550	$ 2,910,690	$ 2,699,602	$ 2,604,746
Company's Share of Market Capitalization[9][10]	$ 8,855,350	$ 8,074,653	$ 8,158,747	$ 8,106,133	$ 7,157,173
Company's Share of Debt/Company's Share of Market Capitalization[9][10]	32.8%	34.7%	35.7%	33.3%	36.4%
Share data:					
FFO[10], excluding specific items, per common stock/unit—diluted[11]	$ 0.55	$ 0.51	$ 0.48	$ 0.49	$ 0.49
Range of closing prices[11]	$ 32.83 - 37.65	$ 32.96 - 35.41	$ 32.54 - 35.34	$ 27.53 - 34.72	$ 27.42 - 32.72
Closing price at quarter end	$ 37.65	$ 33.46	$ 33.27	$ 34.42	$ 29.06
Weighted Average Fully Diluted Common Stock/Units Outstanding[10]	156,229	156,011	156,175	155,870	155,716
Shares of Common Stock/Units Outstanding at End of Period[10]	157,994	157,505	157,741	157,075	156,656

(1) Represents 100% share of consolidated and unconsolidated joint ventures except with respect to the Company's Share of debt, market capitalization, the quotient of those amounts, and the items listed beneath the share data heading.
(2) Property square footage has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(3) Stabilized office leased rate excludes the lease-up, land, repositioning, redevelopment, development and held for sale properties described on pages 29, 34 and 35.
(4) In-service office leased rate includes the stabilized office and lease-up properties described on pages 28 and 29.
(5) Same-store studio defined as all properties owned and included in our studio portfolio as of October 1, 2018 and still owned and included in our studio portfolio as of December 31, 2019. Same-store studio square feet excludes 33,220 square feet related to Building 70 taken off-line during fourth quarter 2018.
(6) Percent leased for same-store studio is the average percent leased for the 12 months ended as of the quarter indicated.
(7) The percent leased as of December 31, 2019 for non-same-store studio is the average percent leased for 6660 Santa Monica Boulevard, which was acquired on October 23, 2018.
(8) Includes the pending purchase of Washington 1000. Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to receipt of entitlement approvals not yet obtained.
(9) See capital structure on page 24 for additional detail.
(10) See definitions starting on page 52.
(11) For the quarter indicated.

Page 5 of 57

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2019 Executive Management Our Executive Management is comprised of highly seasoned, approachable experts who embrace innovation and always think outside the box. Together, they have decades of experience leading successful publicly traded companies. They have bought, sold, operated, built and re-built real estate properties across cycles and in every major West Coast market, and in the process cultivated unparalleled industry relationships. Our culture starts at the top—a collaborative, entrepreneurial spirit, combined with integrity and a deep sense of fiduciary responsibility. Victor J. Coleman Kay L. Tidwell Chief Executive Officer Executive Vice President, General Counsel and Secretary Mark Lammas President and Treasurer Laura Campbell Senior Vice President, Investor Relations Alex Vouvalides and Marketing Chief Investment Officer and Chief Operating Officer Drew B. Gordon Senior Vice President, Northern Christopher Barton California Executive Vice President, Development and Capital Improvements Gary Hansel Senior Vice President, Southern Joshua A. Hatfield California Executive Vice President, Operations Bill Humphrey Harout Diramerian Senior Vice President, Sunset Studios Chief Financial Officer Andrea Rupp Steven Jaffe Senior Vice President, Human Resources Chief Risk Officer Andy Wattula Dale Shimoda Senior Vice President, Pacific Northwest Executive Vice President, Finance Chuck We Arthur X. Suazo Senior Vice President, Western Canada Executive Vice President, Leasing Page 6 of 57

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2019 Board of Directors Our accomplished Directors are committed to sound corporate governance, and ensuring full compliance and accountability to shareholders in accordance with all laws and regulations. We believe that dedication to these principles and the highest ethical standards are essential to both short- and long-term value creation and preservation. We also recognize and embrace board diversity in all its facets—skills, experience, gender, ethnicity, race—as essential to maintaining our competitive advantage and attaining our strategic objectives. Victor J. Coleman Christy Haubegger Chairman of the Board and Chief Executive Executive Vice President and Chief Officer, Hudson Pacific Properties, Inc. Enterprise Inclusion Officer, WarnerMedia Theodore R. Antenucci Mark D. Linehan President and Chief Executive Officer, President and Chief Executive Officer, Catellus Development Corporation Wynmark Company Richard B. Fried Robert M. Moran, Jr. Managing Member, Farallon Capital Co-Founder and Co-Owner, FJM Management, L.L.C. Investments LLC Jonathan M. Glaser Barry A. Porter Managing Member, JMG Capital Management Managing General Partner, Clarify LLC Partners L.P. Robert L. Harris II Andrea Wong Executive Chairman (retired), Acacia Research President (retired), International Corporation Production, Sony Pictures Television Page 7 of 57

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2019 Equity Research Coverage BofA Securities Mizuho James Feldman Omotayo Okusanya (646) 855-5808 (646) 949-9672 Barclays Capital Morgan Stanley Ross Smotrich | Upal Rana Vikram Malhotra (212) 526-2306 | (212) 526-4887 (212) 761-7567 BTIG Robert W. Baird & Company Tom Catherwood David Rodgers (212) 738-6140 (216) 737-7341 Citigroup Piper Sandler & Company Michael Bilerman | Emmanuel Korchman Alexander Goldfarb (212) 816-1383 | (212) 816-1382 (212) 466-7937 D.A. Davidson Scotiabank Barry Oxford Nicholas Yulico (212) 240-9871 (212) 225-6904 Goldman Sachs SMBC Nikko Securities Richard Skidmore Richard Anderson (801) 741-5459 (646) 521-2351 Green Street Advisors Wells Fargo Securities Daniel Ismail Blaine Heck (949) 640-8780 (443) 263-2949 KeyBanc Capital Markets Craig Mailman (917) 368-2316 Rating Agencies Fitch Ratings Moody’s Investor Service Standard & Poor’s Stephen Boyd Alice Chung Fernanda Hernandez (212) 908-9153 (212) 553-2949 (212) 438-1347 Page 8 of 57

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2019 Financial Information

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2019 Consolidated Balance Sheets In thousands, except share data December 31, 2019 December 31, 2018 ASSETS Investment in real estate, net $ 6,370,849 $ 6,363,906 Cash and cash equivalents 46,224 53,740 Restricted cash 12,034 14,451 Accounts receivable, net 13,007 14,004 Straight-line rent receivables, net 195,328 142,369 Deferred leasing costs and lease intangible assets, net 285,448 279,896 U.S. Government securities 140,749 146,880 Operating lease right-of-use asset 269,029 — Prepaid expenses and other assets, net 68,974 55,633 Investment in unconsolidated real estate entity 64,926 — TOTAL ASSETS $ 7,466,568 $ 7,070,879 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 2,817,910 $ 2,623,835 In-substance defeased debt 135,030 138,223 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 212,673 175,300 Operating lease liability 272,701 — Lease intangible liabilities, net 31,493 45,612 Security deposits and prepaid rent 86,188 68,687 Total liabilities 3,622,131 3,117,793 Redeemable preferred units of the operating partnership 9,815 9,815 Redeemable non-controlling interest in consolidated real estate entities 125,260 113,141 Equity Hudson Pacific Properties, Inc. stockholders’ equity Common stock, $0.01 par value, 490,000,000 authorized, 154,691,052 shares and 154,371,538 shares outstanding at December 31, 1,546 1,543 2019 and 2018, respectively Additional paid-in capital 3,415,808 3,524,502 Accumulated other comprehensive (loss) income (561) 17,501 Non-controlling interest—members in consolidated real estate entities 269,487 268,246 Non-controlling interest—units in the operating partnership 23,082 18,338 Total equity 3,709,362 3,830,130 TOTAL LIABILITIES AND EQUITY $ 7,466,568 $ 7,070,879 Page 10 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Consolidated Statements of Operations

Unaudited, in thousands, except share data

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
REVENUES				
Office				
Rental[(1)]	$ 186,914	$ 143,407	$ 708,564	$ 533,184
Tenant recoveries[(1)]	—	25,281	—	92,760
Service and other revenues[(1)]	6,832	7,301	25,171	26,573
Total office revenues	**193,746**	**175,989**	**733,735**	**652,517**
Studio				
Rental[(1)]	13,339	11,912	51,340	44,734
Tenant recoveries[(1)]	—	860	—	2,013
Service and other revenues[(1)]	9,765	9,672	33,107	29,154
Total studio revenues	**23,104**	**22,444**	**84,447**	**75,901**
Total revenues	**216,850**	**198,433**	**818,182**	**728,418**
OPERATING EXPENSES				
Office operating expenses	67,529	62,345	256,209	226,820
Studio operating expenses	13,225	12,176	45,313	40,890
General and administrative	17,848	14,980	71,947	61,027
Depreciation and amortization	74,196	67,520	282,088	251,003
Total operating expenses	**172,798**	**157,021**	**655,557**	**579,740**
OTHER (EXPENSE) INCOME				
Loss from unconsolidated real estate entity	(402)	—	(747)	—
Fee income	528	—	1,459	—
Interest expense	(28,353)	(23,202)	(105,845)	(83,167)
Interest income	1,010	1,225	4,044	1,718
Transaction-related expenses	(208)	(252)	(667)	(535)
Unrealized gain on non-real estate investments	—	—	—	928
Gains on sale of real estate	—	—	47,100	43,337
Impairment loss	—	—	(52,201)	—
Other income	336	74	78	822
Total other expense	**(27,089)**	**(22,155)**	**(106,779)**	**(36,897)**
Net income	**16,963**	**19,257**	**55,846**	**111,781**
Net income attributable to preferred units	(153)	(153)	(612)	(618)
Net income attributable to participating securities	(62)	(108)	(692)	(663)
Net income attributable to non-controlling interest in consolidated real estate entities	(3,554)	(2,873)	(13,352)	(11,883)
Net loss (income) attributable to redeemable non-controlling interest in consolidated real estate entities	489	(120)	1,994	(169)
Net income attributable to non-controlling interest in the operating partnership	(107)	(59)	(459)	(358)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	**$ 13,576**	**$ 15,944**	**$ 42,725**	**$ 98,090**
BASIC AND DILUTED PER SHARE AMOUNTS				
Net income attributable to common stockholders—basic	$ 0.09	$ 0.10	$ 0.28	$ 0.63
Net income attributable to common stockholders—diluted	$ 0.09	$ 0.10	$ 0.28	$ 0.63
Weighted average shares of common stock outstanding—basic	154,422,114	154,866,289	154,404,427	155,445,247
Weighted average shares of common stock outstanding—diluted	156,722,998	155,146,528	156,602,408	155,696,486

(1) We adopted a new accounting standard that required a change in our presentation of revenues. Refer to page 56 for details of our revenue components.

Page 11 of 57

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2019 Funds from Operations(1) Unaudited, in thousands, except per share data Three Months Ended Quarter To Date December 31, 2019 September 30, 2019 June 30, 2019 March 31, 2019 December 31, 2018 NET INCOME (LOSS) $ 16,963 $ 62,955 $ 12,823 $ (36,895) $ 19,257 Adjustments: Depreciation and amortization—Consolidated 74,196 69,781 69,606 68,505 67,520 Depreciation and amortization—Corporate-related (557) (543) (530) (523) (530) Depreciation and amortization—Company’s Share from unconsolidated real estate investment 1,650 1,751 563 — — Gain on sale of real estate — (47,100) — — — Impairment loss — — — 52,201 — FFO attributable to non-controlling interests (7,544) (7,463) (6,831) (6,738) (7,312) FFO attributable to preferred units (153) (153) (153) (153) (153) FFO to common stockholders and unitholders 84,555 79,228 75,478 76,397 78,782 Specified items impacting FFO: Transaction-related expenses 208 331 — 128 252 Lease termination non-cash write-off — — — — (3,039) One-time debt extinguishment cost 601 — — 143 — FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON $ $ $ $ $ STOCKHOLDERS AND UNITHOLDERS 85,364 79,559 75,478 76,668 75,995 Weighted average common stock/units outstanding—diluted 156,229 156,011 156,175 155,870 155,716 FFO per common stock/unit—diluted $ 0.54 $ 0.51 $ 0.48 $ 0.49 $ 0.51 FFO (excluding specified items) per common stock/unit—diluted $ 0.55 $ 0.51 $ 0.48 $ 0.49 $ 0.49 Page 12 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Funds from Operations (continued)

Unaudited, in thousands, except per share data

Year To Date	Twelve Months Ended December 31, 2019	Nine Months Ended September 30, 2019	Six Months Ended June 30, 2019	Three Months Ended March 31, 2019	Twelve Months Ended December 31, 2018
NET INCOME (LOSS)	$ 55,846	$ 38,883	$ (24,072)	$ (36,895)	$ 111,781
Adjustments:					
Depreciation and amortization—Consolidated	282,088	207,892	138,111	68,505	251,003
Depreciation and amortization—Corporate-related	(2,153)	(1,596)	(1,053)	(523)	(2,000)
Depreciation and amortization—Company's Share from unconsolidated real estate investment	3,964	2,314	563	—	—
Gain on sale of real estate	(47,100)	(47,100)	—	—	(43,337)
Impairment loss	52,201	52,201	52,201	52,201	—
Unrealized gain on non-real estate investment(2)	—	—	—	—	(928)
FFO attributable to non-controlling interests	(28,576)	(21,032)	(13,569)	(6,738)	(22,978)
FFO attributable to preferred units	(612)	(459)	(306)	(153)	(618)
FFO to common stockholders and unitholders	**315,658**	**231,103**	**151,875**	**76,397**	**292,923**
Specified items impacting FFO:					
Transaction-related expenses	667	459	128	128	535
Lease termination non-cash write-off	—	—	—	—	(3,039)
One-time debt extinguishment cost	744	143	143	143	421
FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS	**$ 317,069**	**$ 231,705**	**$ 152,146**	**$ 76,668**	**$ 290,840**
Weighted average common stock/units outstanding—diluted	156,113	155,912	156,091	155,870	156,266
FFO per common stock/unit—diluted	$ 2.02	$ 1.48	$ 0.97	$ 0.49	$ 1.87
FFO (excluding specified items) per common stock/unit—diluted	$ 2.03	$ 1.49	$ 0.97	$ 0.49	$ 1.86

(1) See definitions starting on page 52.
(2) During second quarter 2018, we recognized a $928 thousand unrealized gain on a unconsolidated non-real estate investment accounted for using the cost method approach. In December 2018, NAREIT issued a FFO White Paper providing an option to include these mark-to-market adjustments in our calculation of FFO. During fourth quarter 2018, we elected this option retroactively.

Page 13 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Adjusted Funds from Operations[1]

Unaudited, in thousands

Quarter To Date	Three Months Ended December 31, 2019	Three Months Ended September 30, 2019	Three Months Ended June 30, 2019	Three Months Ended March 31, 2019	Three Months Ended December 31, 2018
FFO	$ 84,555	$ 79,228	$ 75,478	$ 76,397	$ 78,782
Adjustments:					
Straight-line rent, net	(12,497)	(9,345)	(9,779)	(15,111)	(9,579)
Amortization of above-market and below-market leases, net	(3,076)	(2,976)	(2,885)	(3,895)	(6,168)
Amortization of above-market and below-market ground leases, net	605	605	604	605	605
Amortization of lease incentive costs	477	472	416	301	404
Amortization of deferred financing costs and loan discounts/ premiums, net	1,875	1,428	1,445	1,576	1,423
Recurring capital expenditures, tenant improvements and lease commissions	(35,205)	(28,459)	(26,144)	(55,311)	(32,707)
Non-cash compensation expense	4,088	5,176	5,067	5,150	4,109
AFFO	**$ 40,822**	**$ 46,129**	**$ 44,202**	**$ 9,712**	**$ 36,869**
Dividends paid to common stock and unitholders	$ 39,129	$ 39,132	$ 39,137	$ 40,427	$ 38,950
AFFO payout ratio	95.9%	84.8%	88.5%	416.3%	105.6%

Year To Date	Twelve Months Ended December 31, 2019	Nine Months Ended September 30, 2019	Six Months Ended June 30, 2019	Three Months Ended March 31, 2019	Twelve Months Ended December 31, 2018
FFO	$ 315,658	$ 231,103	$ 151,875	$ 76,397	$ 292,923
Adjustments:					
Straight-line rent, net	(46,732)	(34,235)	(24,890)	(15,111)	(34,557)
Amortization of above-market and below-market leases, net	(12,832)	(9,756)	(6,780)	(3,895)	(16,369)
Amortization of above-market and below-market ground leases, net	2,419	1,814	1,209	605	2,412
Amortization of lease incentive costs	1,666	1,189	717	301	1,364
Amortization of deferred financing costs and loan discounts/ premiums, net	6,324	4,449	3,021	1,576	5,904
Recurring capital expenditures, tenant improvements and lease commissions	(145,119)	(109,914)	(81,455)	(55,311)	(113,026)
Non-cash compensation expense	19,481	15,393	10,217	5,150	17,028
AFFO	**$ 140,865**	**$ 100,043**	**$ 53,914**	**$ 9,712**	**$ 155,679**
Dividends paid to common stock and unitholders	$ 157,825	$ 118,696	$ 79,564	$ 40,427	$ 157,003
AFFO payout ratio	112.0%	118.6%	147.6%	416.3%	100.9%

(1) See definitions starting on page 52.

Page 14 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Same-Store Property Performance—Consolidated

Unaudited, in thousands, except number of properties and square feet

SAME-STORE STATISTICS

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	% change	Year Ended December 31, 2019	Year Ended December 31, 2018	% change
SAME-STORE OFFICE STATISTICS[1][2]						
Number of properties	35	35		31	31	
Rentable square feet	8,553,011	8,553,011		7,796,671	7,796,671	
Ending % leased	96.0%	95.3%	0.7%	95.8%	95.1%	0.7%
Ending % occupied	95.7%	94.4%	1.3%	95.5%	94.2%	1.3%
Average % occupied for the period	94.6%	93.4%	1.2%	94.0%	92.9%	1.1%
SAME-STORE STUDIO STATISTICS[3]						
Number of properties	3	3		3	3	
Rentable square feet	1,213,203	1,213,203		1,171,707	1,171,707	
Average % occupied for the period[4]	92.6%	N/A [5]	N/A	92.3%	91.6%	0.7%

SAME-STORE ANALYSIS—NET OPERATING INCOME

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	% change	Year Ended December 31, 2019	Year Ended December 31, 2018	% change
SAME-STORE NET OPERATING INCOME[6]						
Total office revenues	$ 135,474	$ 126,273	7.3%	$ 471,885	$ 438,799	7.5%
Total studio revenues	23,077	22,377	3.1	81,963	74,592	9.9
Same-store revenues	**158,551**	**148,650**	**6.7**	**553,848**	**513,391**	**7.9**
Total office expenses	44,416	40,983	8.4	146,969	140,594	4.5
Total studio expenses	13,166	12,149	8.4	44,879	40,628	10.5
Same-store expenses	**57,582**	**53,132**	**8.4**	**191,848**	**181,222**	**5.9**
Same-store office net operating income	**91,058**	**85,290**	**6.8**	**324,916**	**298,205**	**9.0**
NOI margin	67.2%	67.5%	(0.3)	68.9%	68.0%	0.9
Same-store studio net operating income	**9,911** [7]	**10,228** [7]	**(3.1)**	**37,084** [7]	**33,964** [7]	**9.2**
NOI margin	42.9%	45.7%	(2.8)	45.2%	45.5%	(0.3)
TOTAL SAME-STORE NET OPERATING INCOME	**$ 100,969**	**$ 95,518**	**5.7%**	**$ 362,000**	**$ 332,169**	**9.0%**
NOI margin	63.7%	64.3%	(0.6)	65.4%	64.7%	0.7

Page 15 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Same-Store Property Performance—Consolidated (continued)

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS—NET OPERATING INCOME (CASH BASIS)	Three Months Ended December 31,			Year Ended December 31,		
	2019	2018	% change	2019	2018	% change
SAME-STORE NET OPERATING INCOME (CASH BASIS)						
Total office cash revenues	$ 130,477	$ 119,124	9.5%	$ 441,945	$ 417,513	5.9%
Total studio cash revenues	22,896	21,981	4.2	80,916	73,172	10.6
Same-store cash revenues	**153,373**	**141,105**	**8.7**	**522,861**	**490,685**	**6.6**
Total office cash expenses	43,720	40,287	8.5	144,670	138,295	4.6
Total studio cash expenses	13,166	12,149	8.4	44,879	40,628	10.5
Same-store cash expenses	**56,886**	**52,436**	**8.5**	**189,549**	**178,923**	**5.9**
Same-store office net operating income (cash basis)	**86,757**	**78,837**	**10.0**	**297,275**	**279,218**	**6.5**
NOI margin	66.5%	66.2%	0.3	67.3%	66.9%	0.4
Same-store studio net operating income (cash basis)	**9,730** (7)	**9,832** (7)	**(1.0)**	**36,037** (7)	**32,544** (7)	**10.7**
NOI margin	42.5%	44.7%	(2.2)	44.5%	44.5%	—
SAME-STORE NET OPERATING INCOME (CASH BASIS)	**$ 96,487**	**$ 88,669**	**8.8%**	**$ 333,312**	**$ 311,762**	**6.9%**
NOI margin	62.9%	62.8%	0.1	63.7%	63.5%	0.2

(1) Same-store office for the three months ended December 31, 2019 defined as all properties owned and included in our stabilized office portfolio as of October 1, 2018 and still owned and included in the stabilized office portfolio as of December 31, 2019. Same-store office for the 12 months ended December 31, 2019 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2018 and still owned and included in the stabilized office portfolio as of December 31, 2019.
(2) See pages 28 and 29 for same-store office properties.
(3) Same-store studio for the three months ended December 31, 2019 defined as all properties owned and included in our studio portfolio as of October 1, 2018 and still owned and included in our studio portfolio as of December 31, 2019. Same-store studio for the 12 months ended December 31, 2019 defined as all properties owned and included in our studio portfolio as of January 1, 2018 and still owned and included in our studio portfolio as of December 31, 2019. Same-store studio for the three months ended December 31, 2019 excludes 6660 Santa Monica Boulevard, which was acquired on October 23, 2018. Same-store studio for the 12 months ended December 31, 2019 excludes 6605 Eleanor Avenue and 1034 Seward Street, which were acquired on June 7, 2018, and 6660 Santa Monica Boulevard.
(4) Percent occupied for same-store studio is the average percent occupied for the 12 months ended December 31, 2019.
(5) Trailing 12-month occupancy is not applicable for 6605 Eleanor Avenue and 1034 Seward Street during the three months ended December 31, 2018 as the properties were acquired in second quarter 2018.
(6) See page 54 for the reconciliation of net income to net operating income (NOI).
(7) Building 70 at Sunset Gower Studios was taken off-line during fourth quarter 2018. Net operating income related to Building 70 is included for the first three quarters of 2018.

Page 16 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Same-Store Property Performance—Company's Share[1]

Unaudited, in thousands, except number of properties and square feet

SAME-STORE STATISTICS

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	% change	Year Ended December 31, 2019	Year Ended December 31, 2018	% change
SAME-STORE OFFICE STATISTICS[2][3]						
Number of properties	35	35		31	31	
Rentable square feet	8,087,271	8,087,271		7,330,931	7,330,931	
Ending % leased	95.9%	95.5%	0.4%	95.6%	95.3%	0.3%
Ending % occupied	95.5%	94.5%	1.0%	95.2%	94.3%	0.9%
Average % occupied for the period	94.6%	93.4%	1.2%	94.0%	92.9%	1.1%
SAME-STORE STUDIO STATISTICS[4]						
Number of properties	3	3		3	3	
Rentable square feet	1,213,203	1,213,203		1,171,707	1,171,707	
Average % occupied for the period[5]	92.6%	N/A [6]	N/A	92.3%	91.6%	0.7%

SAME-STORE ANALYSIS—NET OPERATING INCOME

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	% change	Year Ended December 31, 2019	Year Ended December 31, 2018	% change
SAME-STORE NET OPERATING INCOME[7]						
Total office revenues	$ 128,468	$ 120,403	6.7%	$ 444,687	$ 415,491	7.0%
Total studio revenues	23,077	22,377	3.1	81,963	74,592	9.9
Same-store revenues	**151,545**	**142,780**	**6.1**	**526,650**	**490,083**	**7.5**
Total office expenses	42,218	39,084	8.0	138,628	133,421	3.9
Total studio expenses	13,166	12,149	8.4	44,879	40,628	10.5
Same-store expenses	**55,384**	**51,233**	**8.1**	**183,507**	**174,049**	**5.4**
Same-store office net operating income	**86,250**	**81,319**	**6.1**	**306,059**	**282,070**	**8.5**
NOI margin	67.1%	67.5%	(0.4)	68.8%	67.9%	0.9
Same-store studio net operating income	**9,911** [8]	**10,228** [8]	**(3.1)**	**37,084** [8]	**33,964** [8]	**9.2**
NOI margin	42.9%	45.7%	(2.8)	45.2%	45.5%	(0.3)
TOTAL SAME-STORE NET OPERATING INCOME	**$ 96,161**	**$ 91,547**	**5.0%**	**$ 343,143**	**$ 316,034**	**8.6%**
NOI margin	63.5%	64.1%	(0.6)	65.2%	64.5%	0.7

Page 17 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Same-Store Property Performance—Company's Share[1] (continued)

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS—NET OPERATING INCOME (CASH BASIS)

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	% change	Year Ended December 31, 2019	Year Ended December 31, 2018	% change
SAME-STORE NET OPERATING INCOME (CASH BASIS)						
Total office cash revenues	$ 123,506	$ 113,267	9.0%	$ 423,052	$ 393,864	7.4%
Total studio cash revenues	22,896	21,981	4.2	80,916	73,172	10.6
Same-store cash revenues	**146,402**	**135,248**	**8.2**	**503,968**	**467,036**	**7.9**
Total office cash expenses	41,522	38,388	8.2	136,329	131,122	4.0
Total studio cash expenses	13,166	12,149	8.4	44,879	40,628	10.5
Same-store cash expenses	**54,688**	**50,537**	**8.2**	**181,208**	**171,750**	**5.5**
Same-store office net operating income (cash basis)	**81,984**	**74,879**	**9.5**	**286,723**	**262,742**	**9.1**
NOI margin	66.4%	66.1%	0.3	67.8%	66.7%	1.1
Same-store studio net operating income (cash basis)	**9,730** (8)	**9,832** (8)	**(1.0)**	**36,037** (8)	**32,544** (8)	**10.7**
NOI margin	42.5%	44.7%	(2.2)	44.5%	44.5%	—
SAME-STORE NET OPERATING INCOME (CASH BASIS)	**$ 91,714**	**$ 84,711**	**8.3%**	**$ 322,760**	**$ 295,286**	**9.3%**
NOI margin	62.6%	62.6%	—	64.0%	63.2%	0.8

(1) Includes properties in our consolidated and unconsolidated portfolio.
(2) Same-store office for the three months ended December 31, 2019 defined as all properties owned and included in our stabilized office portfolio as of October 1, 2018 and still owned and included in the stabilized office portfolio as of December 31, 2019. Same-store office for the 12 months ended December 31, 2019 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2018 and still owned and included in the stabilized office portfolio as of December 31, 2019.
(3) See pages 28 and 29 for same-store office properties.
(4) Same-store studio for the three months ended December 31, 2019 defined as all properties owned and included in our studio portfolio as of October 1, 2018 and still owned and included in our studio portfolio as of December 31, 2019. Same-store studio for the 12 months ended December 31, 2019 defined as all properties owned and included in our studio portfolio as of January 1, 2018 and still owned and included in our studio portfolio as of December 31, 2019. Same-store studio for the three months ended December 31, 2019 excludes 6660 Santa Monica Boulevard, which was acquired on October 23, 2018. Same-store studio for the 12 months ended December 31, 2019 excludes 6605 Eleanor Avenue and 1034 Seward Street, which were acquired on June 7, 2018, and 6660 Santa Monica Boulevard.
(5) Percent occupied for same-store studio is the average percent occupied for the 12 months ended December 31, 2019.
(6) Trailing 12-month occupancy is not applicable for 6605 Eleanor Avenue and 1034 Seward Street during the three months ended December 31, 2018 as the properties were acquired in second quarter 2018.
(7) See page 54 for the reconciliation of net income to net operating income (NOI).
(8) Building 70 at Sunset Gower Studios was taken off-line during fourth quarter 2018. Net operating income related to Building 70 is included for first three quarters of 2018.

Page 18 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Net Operating Income Detail (NOI)

Three Months Ended December 31, 2019 | Unaudited, in thousands

	Same-Store Office Properties[1]	Same-Store Studio Properties[2]	Non-Same-Store Office Properties[3]	Non-Same-Store Studio Properties[2]	Repositioning/ Redevelopment /Development Properties[4]	Lease-Up Properties[3]	Sold/Other Properties	Total Properties
REVENUE								
Cash rent	$ 103,370	$ 12,889	$ 26,357	$ 19	$ —	$ 12,793	$ 19	$ 155,447
Cash tenant recoveries	22,130	242	4,693	8	—	1,960	3	29,036
Straight-line rent	3,432	190	9,044	—	—	691	—	13,357
Amortization of above-market and below-market leases, net	1,987	—	707	—	—	223	—	2,917
Amortization of lease incentive costs	(422)	(9)	(48)	—	—	(25)	—	(504)
Total rental revenue[5]	**130,497**	**13,312**	**40,753**	**27**	**—**	**15,642**	**22**	**200,253**
Services revenue and other	4,977	9,765	1,386	—	—	456	13	16,597
Total revenue	**135,474**	**23,077**	**42,139**	**27**	**—**	**16,098**	**35**	**216,850**
OPERATING EXPENSES								
Property operating cash expenses	43,720	13,166	15,098	59	2	7,692	36	79,773
Straight-line rent	106	—	260	—	—	—	—	366
Amortization of above-market and below-market ground leases, net	590	—	23	—	—	2	—	615
Total operating expenses	**44,416**	**13,166**	**15,381**	**59**	**2**	**7,694**	**36**	**80,754**
TOTAL CONSOLIDATED NOI[5]	**$ 91,058**	**$ 9,911**	**$ 26,758**	**$ (32)**	**$ (2)**	**$ 8,404**	**$ (1)**	**$ 136,096**
COMPANY'S SHARE OF NOI FROM UNCONSOLIDATED REAL ESTATE ENTITY	—	—	2,645 [6]	—	—	—	—	2,645
TOTAL NOI ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	4,808 [7]	—	3,119 [8]	—	—	(8) [9]	—	7,919
Square feet[10]	8,553,011	1,213,203	2,809,933	11,200	727,796	1,282,598	—	14,597,741
Ending % leased	96.0%	92.6%	97.4%	81.3 %	80.2%	82.4%	—%	94.0%
Ending % occupied	95.7%	92.6%	96.1%	81.3 %	—%	77.4%	—%	89.1%
NOI margin	67.2%	42.9%	63.5%	(118.5)%	—%	52.2%	—%	62.8%
RECONCILIATION TO CASH NOI								
TOTAL NOI	**$ 91,058**	**$ 9,911**	**$ 26,758**	**$ (32)**	**$ (2)**	**$ 8,404**	**$ (1)**	**$ 136,096**
Straight-line rent, net	(3,326)	(190)	(8,784)	—	—	(691)	—	(12,991)
Amortization of above-market and below-market leases, net	(1,987)	—	(707)	—	—	(223)	—	(2,917)
Amortization of lease incentive costs	422	9	48	—	—	25	—	504
Amortization of above-market and below-market ground leases, net	590	—	23	—	—	2	—	615
TOTAL CONSOLIDATED CASH NOI	$ 86,757	$ 9,730	$ 17,338	$ (32)	$ (2)	$ 7,517	$ (1)	$ 121,307
COMPANY'S SHARE OF CASH NOI FROM UNCONSOLIDATED REAL ESTATE ENTITY	—	—	1,614 [6]	—	—	—	—	1,614
TOTAL CASH NOI ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	4,798 [7]	—	2,425 [8]	—	—	(11) [9]	—	7,212

Page 19 of 57

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2019 Net Operating Income Detail (NOI) (continued) (1) See pages 28 and 29 for same-store office for the three months ended December 31, 2019. (2) Same-store studio includes Sunset Bronson Studios, Sunset Gower Studios, Sunset Las Palmas Studio, 6605 Eleanor Avenue and 1034 Seward Street. Non-same-store studio is comprised of 6660 Santa Monica Boulevard, which was acquired on October 23, 2018. (3) See page 29 for non-same-store office and lease-up properties. (4) See page 35 for repositioning, redevelopment, development and held for sale properties. (5) See page 54 and 55 for all non-GAAP NOI reconciliations and our breakout of rental components. (6) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. The amounts reflected have been converted from Canadian Dollars (“CAD”) to United States Dollars (“USD”) using the average monthly foreign currency exchange rate for the period presented. (7) We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market. (8) We own 55% of the ownership interest in the consolidated joint ventures that own Hill7 and Ferry Building. (9) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. (10) Represents 100% ownership of our consolidated portfolio. Excludes square footage related to our unconsolidated joint venture, Bentall Centre. Page 20 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Debt Summary

As of December 31, 2019 | Unaudited, in thousands

Unsecured revolving credit facility	Principal Amount[1]	Interest Rate[2][3]	Contractual Maturity Date[4]	Annual Debt Service[1]	Balance at Maturity	Capacity	Undrawn Capacity
Unsecured revolving credit facility	$ 75,000 [5]	LIBOR + 1.05% to 1.50%	3/13/2022	$ —	$ 75,000	$ 600,000	$ 525,000

Unsecured term loans	Principal Amount[1]	Interest Rate[2][3]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Fixed Libor[6]
Unsecured Term loan B	350,000	LIBOR + 1.20% to 1.70%	4/1/2022	10,418	350,000	1.76%
Unsecured Term loan D	125,000	LIBOR + 1.20% to 1.70%	11/17/2022	3,308	125,000	1.43%
TOTAL	**$ 475,000**			**$ 13,726**	**$ 475,000**	

Unsecured private placement	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity
Series A notes	$ 110,000	4.34%	1/2/2023	$ 4,774	$ 110,000
Series E notes	50,000	3.66%	9/15/2023	1,830	50,000
Series B notes	259,000	4.69%	12/16/2025	12,147	259,000
Series D notes	150,000	3.98%	7/6/2026	5,970	150,000
Series C notes	56,000	4.79%	12/16/2027	2,682	56,000
TOTAL	**$ 625,000**			**$ 27,403**	**$ 625,000**

Unsecured registered senior notes	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Issuance Date	Issue Price as Percentage of par	Effective Yield
3.95% Registered senior notes	$ 400,000	3.95%	11/1/2027	$ 15,800	$ 400,000	10/2/2017	99.815%	3.97%
4.65% Registered senior notes[7]	350,000	4.65%	4/1/2029	16,275	350,000	2/27/2019	98.663%	4.82%
4.65% Registered senior notes[7]	150,000	4.65%	4/1/2029	6,975	150,000	6/14/2019	104.544%	4.12%
3.25% Registered senior notes[5]	400,000	3.25%	1/15/2030	13,000	400,000	10/3/2019	99.268%	3.46%
TOTAL	**$ 1,300,000**			**$ 52,050**	**$ 1,300,000**			

Page 21 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Debt Summary (continued)

As of December 31, 2019 | Unaudited, in thousands

Secured notes

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Company's Share
Met Park North[8]	$ 64,500	LIBOR + 1.55%	8/1/2020	$ 2,393	$ 64,500	$ 64,500
10950 Washington[9]	26,312	5.32%	3/11/2022	2,003	24,981	26,312
One Westside[10]	5,646	LIBOR + 1.70%	12/18/2023	—	5,646	4,235
Revolving Sunset Bronson Studios/ ICON/CUE facility[11]	5,001	LIBOR + 1.35%	3/1/2024	—	5,001	5,001
Element LA	168,000	4.59%	11/6/2025	7,716	168,000	168,000
Hill7[12]	101,000	3.38%	11/6/2028	3,414	101,000	55,550
TOTAL	**$ 370,459**			**$ 15,526**	**$ 369,128**	**$ 323,598**

Other consolidated debt

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Company's Share
In-substance defeased debt[13]	$ 135,030	4.47%	10/1/2022	$ 9,391	$ 125,489	$ 101,273
Joint venture debt[14]	$ 66,136	4.50%	10/9/2028	$ 2,976	$ 66,136	$ —

Unconsolidated debt

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Company's Share
Bentall Centre[15]	$ 485,263	CDOR + 1.75%	7/1/2024	$ —	$ 485,263	$ 97,053

(1) See definitions starting on page 52.
(2) Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed.
(3) The Company has an option to make an irrevocable election to change the interest rate depending on the Company's credit rating or a specified base rate plus an applicable margin. As of December 31, 2019, no such election had been made.
(4) The maturity date may be extended once for an additional one-year term.
(5) On October 3, 2019, the operating partnership completed an underwritten public offering of $400.0 million of senior notes due January 15, 2030. The notes were issued at 99.268% of par value, with a coupon of 3.25%. The net proceeds from the offering were used to repay the $300.0 million term loan due April 1, 2020 and to pay down $80.0 million on the unsecured revolving credit facility.
(6) The interest rate on the outstanding balance has been effectively fixed through the use of interest rate swaps.
(7) The 4.65% registered senior notes serve as a part of one series under a single indenture.
(8) The interest rate on the full loan amount has been effectively fixed at 3.71% per annum through the use of an interest rate swap.
(9) Monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.
(10) We have the ability to draw up to $414.6 million under our construction loan secured by our One Westside development property.
(11) We have a total capacity of $235.0 million under our Sunset Bronson Studios/ICON/CUE revolving credit facility. This loan is secured by the Company's ICON, CUE and Sunset Bronson Studios properties.

Page 22 of 57

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2019 Debt Summary (continued) (12) We own 55% of the ownership interest in the consolidated joint venture that owns Hill7. This loan bears interest only at 3.38% until November 6, 2026, at which time the interest rate will increase and monthly debt service will include principal payments with a balloon payment at maturity. The balance at maturity above excludes principal amortization. (13) We own 75% of the ownership interest in the consolidated joint venture that owns One Westside and 10850 Pico. The joint venture has, in substance, defeased the debt by purchasing U.S. Government securities, which are intended to generate cash flows to fund loan obligations through the early prepayment date of the debt. Monthly debt service includes annual debt amortization payments based on a 10-year amortization schedule with a balloon payment at maturity. (14) This amount relates to debt attributable to Allianz U.S. Private REIT LP (“Allianz”), our partner in the joint venture that owns Ferry Building. The maturity date may be extended twice for an additional two-year term each. (15) We own 20% of the ownership interest in the unconsolidated real estate investment that owns Bentall Centre. The loan was transacted in CAD. The principal balance shown is in USD using the foreign currency exchange rate as of December 31, 2019. The interest on the full amount has been effectively capped at 5.25% per annum through the use of an interest rate cap. Page 23 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Capital Structure

As of December 31, 2019 | Unaudited, in thousands, except share data and percentages

	Shares/Units		Aggregate Principal Amount or $ Equivalent	
Unsecured revolving credit facility		$	75,000	
Unsecured term loans			475,000	
Unsecured private placement			625,000	
Unsecured registered senior notes			1,300,000	
Secured debt			370,459	
Total Consolidated Unsecured and Secured Debt[1]			**2,845,459**	
Add: Series A preferred units	392,598		9,815	
Total Consolidated Debt[1]			**2,855,274**	
Add: Company's Share of unconsolidated joint venture debt[2]			97,053	
Less: Partner's Share of consolidated debt[3]			(46,862)	
Company's Share of Debt[1]			**2,905,465**	
EQUITY				
Common stock	154,691,052	$	5,824,118	
Operating partnership units	911,858		34,331	
Restricted stock and units	1,068,463		40,228	
Dilutive shares[1]	1,322,605		49,796	
TOTAL EQUITY	**157,993,978**	**$**	**5,948,473**	[4]
CONSOLIDATED MARKET CAPITALIZATION[1]		**$**	**8,803,747**	
COMPANY'S SHARE OF MARKET CAPITALIZATION[1]		**$**	**8,853,938**	
CONSOLIDATED DEBT/CONSOLIDATED MARKET CAPITALIZATION			**32.4%**	
COMPANY'S SHARE OF DEBT/COMPANY'S SHARE OF MARKET CAPITALIZATION			**32.8%**	

(1) See definitions starting on page 52.
(2) Amount is calculated based on our percentage ownership interest in our unconsolidated joint venture entity. The amounts reflected have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2019.
(3) Amount is calculated based on the outside partner's percentage ownership interest in the consolidated joint venture entities.
(4) Amount is calculated based on December 31, 2019 closing price at $37.65 per share of common stock.

Page 24 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Unsecured and Secured Debt Maturities, Composition and Covenant Compliance
Unaudited, in thousands


Debt Maturity and Amortization Schedule(1)
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$-
$65,095
$632
$575,085
$164,234
$102,054
$427,000
$150,000
$456,000
$955,550
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028 +

DEBT COMPOSITION

	Amount	% of Total Debt	Weighted Average Interest Rate[2]	Weighted Average Years to Maturity
COMPANY'S SHARE OF SECURED AND UNSECURED DEBT[1]				
Unsecured debt	$ 2,475,000	85.5%	3.9%	6.7
Secured debt	420,650	14.5	4.1%	4.8
TOTAL	**$ 2,895,650**	**100.0%**		
COMPANY'S SHARE OF FLOATING AND FIXED-RATE DEBT				
Floating-rate debt	$ 181,288	6.3%	3.6%	3.8
Fixed-rate debt[3]	2,714,362	93.7	3.9%	6.6
TOTAL	**$ 2,895,650**	**100.0%**		
Weighted average stated interest rate[2]			3.9%	
GAAP effective rate including unamortized deferred financing costs and loan discounts/premiums[4]			4.1%	

DEBT COVENANT COMPLIANCE

	Covenant	Actual Performance
UNSECURED REVOLVING CREDIT FACILITY, TERM LOAN AND PRIVATE PLACEMENT[5]		
Total liabilities to total asset value	≤ 60%	35.4%
Unsecured indebtedness to unencumbered asset value	≤ 60%	41.4%
Adjusted EBITDA to fixed charges	≥ 1.5x	3.5x
Secured indebtedness to total asset value	≤ 45%	5.6%
Unencumbered NOI to unsecured interest expense	≥ 2.0x	3.4x
UNSECURED REGISTERED SENIOR NOTES[6]		
Debt to total assets	≤ 60%	38.2%
Total unencumbered assets to unsecured debt	≥ 150%	246.9%
Consolidated income available for debt service to annual debt service charge	≥ 1.5x	3.8x
Secured debt to total assets	≤ 45%	6.0%

Page 25 of 57

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2019 Unsecured and Secured Debt Maturities, Composition and Covenant Compliance (continued) (1) Includes the Company’s Share of principal amortization and maturities, based on contractual maturity dates, excluding: (i) in-substance defeased debt related to One Westside and 10850 Pico and (ii) debt attributable to Allianz, our partner in the joint venture that owns Ferry Building. The Bentall Centre loan was transacted in CAD, the amounts reflected are shown in USD using the foreign currency exchange rate as of December 31, 2019. On October 3, 2019, the operating partnership completed an underwritten public offering of $400.0 million of senior notes due January 15, 2030. The notes were issued at 99.268% of par value, with a coupon of 3.25%. The net proceeds from the offering were used to repay the $300.0 million term loan due April 1, 2020 and to pay down the $80.0 million balance on the unsecured revolving credit facility. We have a right to extend the maturity of our unsecured revolving credit facility by one year to March 13, 2023. (2) Rates as of December 31, 2019 include fixed-rate loans and variable-rate loans with effective fixed-rate as a result of derivative instruments on the full principal balance. Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. Interest rate for the unsecured revolving credit facility includes the LIBOR rate as of December 31, 2019. (3) Includes instruments of fixed-rate debt and effective fixed-rate debt as a result of derivative instruments on the full principal balance. (4) Rates are as of December 31, 2019 and include deferred financing costs and loan discounts/premiums. (5) In November 2015 and July 2016, the operating partnership entered into private placement of debt. In March 2018, the operating partnership entered into an amended and restated credit agreement (the “Facility”), which modified terms related to its unsecured revolving credit facility and term loans. The table summarizes the existing covenants of these agreements and their covenant levels, when considering the most restrictive terms. The covenant and actual performance metrics above represent terms and definitions reflected in the Facility based on the financial results as of December 31, 2019. As of December 31, 2019, the operating partnership was in compliance with both the prior amended and restated credit agreements and the Facility. (6) In October 2017, the operating partnership completed an underwritten public offering of senior notes (the “3.95% Senior Notes”). On February 27, 2019, the operating partnership completed an underwritten public offering of $350.0 million of 4.65% Senior Notes, which were issued at 98.663% of par. On June 14, 2019, the operating partnership completed an underwritten public offering of $150.0 million of additional 4.65% Senior Notes, which were issued at a premium at 103.544% of par. The covenant and actual performance metrics above represent terms and definitions reflected in the indentures governing the 3.95% Senior Notes and 4.65% Senior Notes based on the financial results as of December 31, 2019. As of December 31, 2019, the operating partnership was in compliance with such indentures. Page 26 of 57

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2019 Operational and Portfolio Information

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

In-Service Office Properties[1]

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
SAME-STORE[5]						
Greater Seattle, Washington						
Northview Center	Lynnwood	182,009	80.1%	80.1%	$ 3,229,710	$ 22.15
Met Park North	Denny Triangle	183,355	100.0	100.0	5,581,789	30.44
411 First	Pioneer Square	163,768	85.0	85.0	4,228,683	30.39
505 First	Pioneer Square	288,009	100.0	100.0	7,024,518	24.39
83 King	Pioneer Square	183,939	96.4	96.4	7,241,685	40.84
Subtotal		**1,001,080**	**93.3**	**93.3**	**27,306,385**	**29.25**
San Francisco Bay Area, California						
1455 Market[6]	San Francisco	1,034,977	99.2	99.2	51,506,914	50.15
275 Brannan	San Francisco	57,120	100.0	100.0	3,459,968	60.57
625 Second	San Francisco	138,094	100.0	100.0	8,630,715	62.50
875 Howard	San Francisco	286,003	100.0	100.0	14,915,914	52.15
901 Market	San Francisco	205,530	100.0	100.0	12,393,922	60.30
Rincon Center[7]	San Francisco	545,754	96.4	96.4	30,325,912	57.66
Towers at Shore Center	Redwood Shores	334,483	91.9	94.8	21,102,354	68.66
Skyway Landing	Redwood Shores	247,173	97.1	97.1	12,577,564	52.39
555 Twin Dolphin	Redwood Shores	198,936	87.9	87.9	9,950,892	56.87
Palo Alto Square[8]	Palo Alto	333,254	97.8	98.9	28,984,513	88.89
3176 Porter	Palo Alto	42,899	100.0	100.0	3,195,129	74.48
3400 Hillview	Palo Alto	207,857	100.0	100.0	14,571,358	70.10
Clocktower Square	Palo Alto	100,344	44.7	44.7	3,950,874	88.09
Foothill Research Center	Palo Alto	195,376	100.0	100.0	14,037,570	71.85
Page Mill Center	Palo Alto	176,245	64.1	64.1	8,429,895	74.64
Page Mill Hill	Palo Alto	182,676	88.2	92.5	11,841,560	73.53
1740 Technology	North San Jose	206,879	99.6	99.6	8,284,100	40.20
Concourse	North San Jose	944,386	95.4	96.4	34,010,453	37.75
Skyport Plaza	North San Jose	418,086	96.2	96.2	14,955,161	37.18
Techmart[8]	Santa Clara	284,440	97.3	97.3	13,210,533	47.74
Subtotal		**6,140,512**	**95.1**	**95.6**	**320,335,301**	**54.86**
Los Angeles, California						
6922 Hollywood	Hollywood	202,528	99.9	99.9	10,434,964	51.58
6040 Sunset	Hollywood	114,958	100.0	100.0	5,592,201	48.65
ICON	Hollywood	325,757	100.0	100.0	18,874,176	57.94
CUE[8]	Hollywood	94,386	100.0	100.0	5,530,567	58.60
604 Arizona[8]	West Los Angeles	44,260	100.0	100.0	3,023,401	68.31
3401 Exposition	West Los Angeles	63,376	100.0	100.0	2,953,500	46.60
10900 Washington	West Los Angeles	9,919	100.0	100.0	435,642	43.92
10950 Washington	West Los Angeles	159,198	100.0	100.0	6,925,613	43.50
Element LA	West Los Angeles	284,037	100.0	100.0	16,838,535	59.28

Page 28 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

In-Service Office Properties[1] (continued)

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
Del Amo	Torrance	113,000	100.0	100.0	3,327,208	29.44
Subtotal		**1,411,419**	**100.0**	**100.0**	**73,935,807**	**52.39**
Total same-store		**8,553,011**	**95.7**	**96.0**	**421,577,493**	**51.51**
NON-SAME-STORE						
Vancouver, British Columbia						
Bentall Centre[9]	Downtown Vancouver	1,477,142	89.5	96.3	34,389,306	26.01
Subtotal		**1,477,142**	**89.5**	**96.3**	**34,389,306**	**26.01**
Greater Seattle, Washington						
Hill7[6]	Denny Triangle	285,310	100.0	100.0	10,901,893	38.21
450 Alaskan	Pioneer Square	170,974	95.4	95.4	6,526,897	40.02
Subtotal		**456,284**	**98.3**	**98.3**	**17,428,790**	**38.87**
San Francisco Bay Area, California						
Ferry Building[6]	San Francisco	268,018	98.5	98.7	24,803,695	93.93
Metro Plaza[10]	North San Jose	439,297	92.6	95.4	16,549,963	40.70
Gateway	North San Jose	609,093	95.7	96.9	23,306,752	39.99
Subtotal		**1,316,408**	**95.2**	**96.7**	**64,660,410**	**51.58**
Los Angeles, California						
EPIC	Hollywood	302,102	100.0	100.0	20,786,585	68.81
11601 Wilshire	West Los Angeles	500,475	94.9	96.4	21,656,496	45.60
Fourth & Traction	Downtown Los Angeles	131,701	93.5	100.0	5,238,665	42.56
Maxwell	Downtown Los Angeles	102,963	94.8	94.8	4,818,976	49.39
Subtotal		**1,037,241**	**96.2**	**97.7**	**52,500,722**	**52.62**
Total non-same-store		**4,287,075**	**93.8**	**97.0**	**168,979,228**	**42.01**
Total stabilized		**12,840,086**	**95.1**	**96.4**	**590,556,721**	**48.38**
Company's Share of Total Stabilized		**10,943,635**	**95.4**	**96.2**	**523,799,650**	**50.18**
LEASE-UP						
Greater Seattle, Washington						
95 Jackson	Pioneer Square	35,904	74.3	74.3	1,077,904	40.43
Subtotal		**35,904**	**74.3**	**74.3**	**1,077,904**	**40.43**
San Francisco Bay Area, California						
Metro Center	Foster City	736,986	75.1	82.0	33,029,663	59.70
333 Twin Dolphin	Redwood Shores	182,789	68.9	74.9	7,307,552	57.99
Shorebreeze	Redwood Shores	230,932	88.7	90.0	12,266,027	59.91
Subtotal		**1,150,707**	**76.8**	**82.4**	**52,603,242**	**59.51**
Los Angeles, California						
10850 Pico[11]	West Los Angeles	95,987	84.9	84.9	2,685,391	32.96
Subtotal		**95,987**	**84.9**	**84.9**	**2,685,391**	**32.96**
Total lease-up		**1,282,598**	**77.4**	**82.4**	**56,366,537**	**56.81**
TOTAL IN-SERVICE		**14,122,684**	**93.5%**	**95.1%**	**$ 646,923,258**	**$ 49.02**
COMPANY'S SHARE OF TOTAL IN-SERVICE		**12,202,236**	**93.5%**	**94.8%**	**$ 579,494,839**	**$ 50.79**

Page 29 of 57

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2019 In-Service Office Properties(1) (continued) (1) In-service office excludes the land, repositioning, redevelopment, development and held for sale properties described on pages 34 and 35. We define lease-up properties as office properties that have not yet reached 92.0% occupancy since the date acquired or placed under repositioning, redevelopment or development. (2) Square footage for office properties determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing. (3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2019, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases. (4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of December 31, 2019, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of December 31, 2019. Annualized base rent does not reflect tenant reimbursements. (5) Defined as all properties owned and included in our stabilized office portfolio as of October 1, 2018 and still owned and included in the stabilized office portfolio as of December 31, 2019. (6) We own 55% of the ownership interest in the consolidated joint ventures that own 1455 Market, Hill7, and Ferry Building. (7) 20,047 square feet at Rincon Center has been taken off-line for repositioning as of third quarter 2019. (8) Palo Alto Square, Techmart, CUE and 604 Arizona are not part of same-store office for the 12 months ended December 31, 2019. Same-store office for the twelve months ended December 31, 2019 is defined as all properties owned and included in our stabilized office portfolio as of January 1, 2018 and still owned and included in the stabilized office portfolio as of December 31, 2019. (9) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. Annualized base rent and rental rates have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2019. (10) 17,624 square feet at Metro Plaza has been taken off-line for repositioning as of fourth quarter 2019. (11) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. Page 30 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

In-Service Office Properties by Location[1]

	Properties	Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
STABILIZED								
Vancouver, British Columbia								
Downtown Vancouver[5]	1	1,477,142	1,322,354	89.5 %	1,422,851	96.3 %	$ 34,389,306	$ 26.01
Subtotal	**1**	**1,477,142**	**1,322,354**	**89.5**	**1,422,851**	**96.3**	**34,389,306**	**26.01**
Greater Seattle, Washington								
Lynnwood	1	182,009	145,822	80.1	145,822	80.1	3,229,710	22.15
Denny Triangle	2	468,665	468,665	100.0	468,665	100.0	16,483,682	35.17
Pioneer Square	4	806,690	767,610	95.2	767,610	95.2	25,021,783	32.60
Subtotal	**7**	**1,457,364**	**1,382,097**	**94.8**	**1,382,097**	**94.8**	**44,735,175**	**32.37**
San Francisco Bay Area, California								
San Francisco	7	2,535,496	2,503,802	98.7	2,504,319	98.8	146,037,040	58.33
Redwood Shores	3	780,592	722,393	92.5	732,257	93.8	43,630,810	60.40
Palo Alto	7	1,238,651	1,091,012	88.1	1,102,431	89.0	85,010,899	77.92
North San Jose	5	2,617,741	2,498,827	95.5	2,528,018	96.6	97,106,429	38.86
Santa Clara	1	284,440	276,737	97.3	276,737	97.3	13,210,533	47.74
Subtotal	**23**	**7,456,920**	**7,092,771**	**95.1**	**7,143,762**	**95.8**	**384,995,711**	**54.28**
Los Angeles, California								
Hollywood	5	1,039,731	1,039,513	100.0	1,039,513	100.0	61,218,493	58.89
West Los Angeles	6	1,061,265	1,035,720	97.6	1,043,214	98.3	51,833,187	50.05
Torrance	1	113,000	113,000	100.0	113,000	100.0	3,327,208	29.44
Downtown Los Angeles	2	234,664	220,676	94.0	229,280	97.7	10,057,641	45.58
Subtotal	**14**	**2,448,660**	**2,408,909**	**98.4**	**2,425,007**	**99.0**	**126,436,529**	**52.49**
Total Stabilized	**45**	**12,840,086**	**12,206,131**	**95.1**	**12,373,717**	**96.4**	**590,556,721**	**48.38**
Company's Share of Total Stabilized	**45**	**10,943,635**	**10,438,840**	**95.4**	**10,525,796**	**96.2**	**523,799,650**	**50.18**

For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 30.
(5) Annualized base rent and rental rates have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2019.

Page 31 of 57

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2019 In-Service Office Properties by Location(1) (continued) Square  Occupied Percent Leased Percent Annualized Annualized Base Rent Properties (3) (3) (4) (4) Feet(2) Square Feet Occupied Square Feet Leased Base Rent Per Square Foot LEASE-UP Greater Seattle, Washington Pioneer Square 1 35,904 26,661 74.3 26,661 74.3 1,077,904 $ 40.43 Subtotal 1 35,904 26,661 74.3 26,661 74.3 1,077,904 40.43 San Francisco Bay Area, California Foster City 1 736,986 553,231 75.1 603,965 82.0 33,029,663 59.70 Redwood Shores 2 413,721 330,763 79.9 344,653 83.3 19,573,579 59.18 Subtotal 3 1,150,707 883,994 76.8 948,618 82.4 52,603,242 59.51 Los Angeles, California West Los Angeles 1 95,987 81,479 84.9 81,479 84.9 2,685,391 32.96 Subtotal 1 95,987 81,479 84.9 81,479 84.9 2,685,391 32.96 Total Lease-up 5 1,282,598 992,134 77.4 1,056,758 82.4 56,366,537 56.81 TOTAL IN-SERVICE 50 14,122,684 13,198,265 93.5% 13,430,475 95.1% $ 646,923,258 $ 49.02 COMPANY’S SHARE OF TOTAL % % $ $ IN-SERVICE 50 12,202,236 11,410,605 93.5 11,562,184 94.8 579,494,839 50.79 For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 30. Page 32 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Studio Properties

	Square Feet	Percent of Total	Percent Leased[1]	Annual Base Rent[2]	Annual Base Rent Per Leased Square Foot[3]
Sunset Gower Studios	531,756 [4]	43.4%	92.8%	$ 18,394,200	$ 37.27
Sunset Bronson Studios	308,026	25.2	99.2	12,228,556	40.04
Sunset Las Palmas Studios	331,925	27.1	85.1	14,018,070	49.64
Total same-store studio[5]	**1,171,707**	**95.7**	**92.3**	**44,640,826**	**41.28**
Sunset Las Palmas Studios[6]	52,696	4.3	96.0	2,011,385	39.75
Total non-same-store studio	**52,696**	**4.3**	**96.0**	**$ 2,011,385**	**39.75**
TOTAL STUDIO	**1,224,403**	**100.0%**			

(1) Percent leased is the average percent leased for the 12 months ended December 31, 2019.
(2) Annual base rent reflects actual base rent for the 12 months ended December 31, 2019, excluding tenant reimbursements.
(3) Annual base rent per leased square foot calculated as (i) annual base rent divided by (ii) square footage under leased as of December 31, 2019.
(4) Square footage for Sunset Gower Studios excludes 33,220 square feet related to Building 70 taken off-line during fourth quarter 2018.
(5) Same-store studio defined as all studios owned and included in our portfolio as of January 1, 2018 and still owned and included in our portfolio as of December 31, 2019.
(6) Includes 41,496 square feet located at 6605 Eleanor Avenue and1034 Seward Street, and 11,200 square feet located at 6660 Santa Monica Boulevard, all of which are part of Sunset Las Palmas Studios.

Page 33 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Land Properties

	Submarket	Square Feet[(1)]	Percent of Total
Vancouver, British Columbia			
Bentall Centre—Development[(2)]	Downtown Vancouver	450,000	16.8%
Subtotal		**450,000**	**16.8%**
Greater Seattle, Washington			
Washington 1000[(3)]	Denny Triangle	538,164	20.1%
Subtotal		**538,164**	**20.1%**
San Francisco Bay Area, California			
Cloud10	North San Jose	350,000	13.1%
Subtotal		**350,000**	**13.1%**
Los Angeles, California			
Sunset Bronson Studios Lot D—Development[(4)]	Hollywood	19,816	0.7%
Sunset Gower Studios—Redevelopment	Hollywood	423,396	15.8
Sunset Las Palmas Studios—Redevelopment	Hollywood	400,000	14.9
Element LA	West Los Angeles	500,000	18.6
Subtotal		**1,343,212**	**50.0%**
TOTAL LAND		**2,681,376**	**100.0%**
COMPANY'S SHARE OF TOTAL LAND		**2,321,376**	

(1) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals that have not yet been obtained.
(2) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. The construction of Bentall Centre—Development may require the demolition of certain retail square footage.
(3) The final purchase of Washington 1000 was pending as of December 31, 2019. Square footage represents condominium rights to build a fully entitled 16-story office tower.
(4) Square footage for Sunset Bronson Studios Lot D—Development represents management's estimate of developable square footage for 33 residential units.

Page 34 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Repositioning, Redevelopment, Development, and Held For Sale Properties[1]

	Submarket	Estimated Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
REPOSITIONING[5]								
San Francisco Bay Area, California								
Rincon Center[6]	San Francisco	20,047	—	—	—	—	—	—
Metro Plaza[7]	North San Jose	17,624	—	—	—	—	—	—
Total repositioning		**37,671**	**—**	**—**	**—**	**—**	**—**	**—**
REDEVELOPMENT								
Los Angeles, California								
One Westside	West Los Angeles	584,000	—	—%	584,000 [8]	100.0% [8]	$ — [8]	$ —
Total redevelopment		**584,000**	**—**	**—**	**584,000**	**100.0**	**—**	**—**
DEVELOPMENT								
Los Angeles, California								
Harlow	Hollywood	106,125	—	—	—	—	—	—
Total development		**106,125**	**—**	**—**	**—**	**—**	**—**	**—**
TOTAL REPOSITIONING, REDEVELOPMENT, DEVELOPMENT AND HELD FOR SALE		**727,796**	**—**	**—%**	**584,000**	**80.2%**	**$ —**	**$ —**
COMPANY'S SHARE OF TOTAL REPOSITIONING, REDEVELOPMENT, DEVELOPMENT AND HELD FOR SALE		**581,796**	**—**	**—%**	**438,000**	**75.3%**	**$ —**	**$ —**

(1) Excludes in-service office and land properties with exception of land properties held for sale (see pages 28, 29 and 34).
(2) Square footages determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2019, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.
(4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of December 31, 2019, by (ii) 12. Annualized base rent per square foot for office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of December 31, 2019. Annualized base rent does not reflect tenant reimbursements.
(5) Reclassification of a portion of an asset for purposes of improving its quality and value through investment of significant capital, resulting in substantial down time in occupancy.
(6) As of third quarter 2019.
(7) As of fourth quarter 2019.
(8) Google, Inc. signed a 584,000-square-foot lease for approximately 14.3 years. The entire premises is anticipated to be delivered for construction of tenant improvements to Google, Inc. during first quarter 2022. Monthly base rent payments are anticipated to commence during third quarter 2022 with base rent abatements from the second through ninth month following rent commencement. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside.

Page 35 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Under Construction and Future Development Projects
Unaudited, in thousands, except square feet

	Submarket	Estimated Construction Period: Start Date[2]	Estimated Construction Period: Estimated Completion Date[3]	Estimated Construction Period: Estimated Stabilization Date[4]	Estimated Square Feet[5]	Total % Leased	Project Costs[1]: Project Costs as of 12/31/19	Project Costs[1]: Total Estimated Project Costs	Estimated Initial Stabilized Yield on Project Costs[6]
UNDER CONSTRUCTION									
Harlow	Hollywood	Q1-2018	Q2-2020	Q3-2021	106,125	—%	$ 44,007 [7]	$ 82,803 [7]	6.7%
One Westside	West Los Angeles	Q4-2019	Q1-2022	Q2-2023	584,000	100.0% [8]	181,795 [9]	$500,000-$550,000 [9]	7.50%-8.00% [9]
Total under construction					**690,125**		**$ 225,802**		
FUTURE DEVELOPMENT PIPELINE									
Washington 1000	Denny Triangle	TBD [10]	TBD	TBD	538,164	N/A	$ 21,349 [10]	$325,000-$350,000 [10]	6.75%-7.25%
Bentall Centre—Development[11]	Downtown Vancouver	TBD	TBD	TBD	450,000	N/A	N/A	TBD	TBD
Element LA—Development	West Los Angeles	TBD	TBD	TBD	500,000	N/A	N/A	TBD	TBD
Sunset Bronson Studios Lot D—Development	Hollywood	TBD	TBD	TBD	19,816	N/A	N/A	TBD	TBD
Sunset Gower Studios—Development	Hollywood	TBD	TBD	TBD	423,396	N/A	N/A	TBD	TBD
Sunset Las Palmas Studios—Development	Hollywood	TBD	TBD	TBD	400,000	N/A	$ 21,169 [12]	TBD	TBD
Cloud10	North San Jose	TBD	TBD	TBD	350,000	N/A	$ 12,737 [13]	TBD	TBD
Total future development					**2,681,376**				
TOTAL					**3,371,501**				

(1) Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification ("ASC") 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.
(2) Based on issuance of building permit or equivalent.
(3) Based on receipt of a temporary certificate of occupancy or equivalent.
(4) Based on management's estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of base rental payments (defined as cash base rents (after abatements)).
(5) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained.

Page 36 of 57

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2019 Under Construction and Future Development Projects (continued) (6) Estimated initial stabilized yield on project costs calculated as the quotient of the estimated NOI and our investment in the property once the project has reached stabilization and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our construction and development projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields and total costs at completion represent our current estimates, which may be updated upon completion of the project or sooner if there are significant changes to the expected project yields or costs. We caution against placing undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein. (7) Project costs as of December 31, 2019 and total estimated project costs for Harlow include $4.2 million for management’s estimate of allocated land and acquisition costs. (8) Google, Inc. signed a 584,000-square-foot lease for approximately 14 years anticipated to commence upon completion of construction and build-out of tenant improvements in 2022. Please see page 35 for description of rent phasing and abatements. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. (9) On March 1, 2018, we entered into a joint venture with Macerich WSP, LLC (“Macerich”) to redevelop Westside Pavilion, a shopping mall in West Los Angeles, into 584,000 square feet of creative office space (now referred to as One Westside), while preserving 95,987 square feet of existing retail and entertainment space (now referred to as 10850 Pico). Total estimated project costs, as well as project costs as of December 31, 2019 for One Westside include the $140.0 million purchase price paid by the joint venture in August 2018 for related existing buildings and land, and exclude an additional $50.0 million paid by the joint venture, which is allocated to the fully operational 10850 Pico. One Westside total estimated project costs and project costs as of December 31, 2019 are not prorated for the joint venture ownership and do not include: (i) operating results from March 1, 2018 through February 1, 2019, (ii) defeasance costs, and (iii) debt service associated with the defeased debt. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. (10) Total estimated project costs for Washington 1000 include $86.0 million for management’s estimate of allocated land and acquisition costs. As of December 31, 2019 we have incurred $20.5 million of project costs with the remaining $66.5 million of management’s estimate of allocated land and acquisition costs due upon the delivery of the podium by the State of Washington, which is anticipated to occur during second quarter 2021. The Company may commence construction upon delivery of the podium. (11) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre—Development. (12) Project costs as of December 31, 2019 for Sunset Las Palmas Studios—Development include $20.8 million for management’s estimate of allocated land and acquisition costs. (13) Project costs as of December 31, 2019 for Cloud10 include approximately $10.5 million for management’s estimate of allocated land and acquisition costs. Page 37 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Recently Completed, Under Construction and Planned Project Images



Fourth & Traction | Redevelopment
Los Angeles (Arts District)
131,701 SF | Completed 2Q17
Single Tenant (Honey Science Corporation)



CUE | Development
Los Angeles (Hollywood)
94,386 SF | Completed 3Q17
Single Tenant (Netflix, Inc.)



450 Alaskan | Development
Seattle (Pioneer Square)
170,974 SF | Completed 3Q17
Multi-Tenant



95 Jackson | Redevelopment
Seattle (Pioneer Square)
35,904 SF | Completed 2Q18
Multi-Tenant



Maxwell | Redevelopment
Los Angeles (Arts District)
102,963 SF | Completed 1Q19
Multi-Tenant



EPIC | Development
Los Angeles (Hollywood)
302,102 SF | Completed 4Q19
Single Tenant (Netflix, Inc.)



Harlow | Development
Los Angeles (Hollywood)
106,125 SF | Completion 1Q20
Single or Multi-Tenant



One Westside | Redevelopment
Los Angeles (West Los Angeles)
584,000 SF | Completion 1Q22
Single Tenant (Google, Inc.)



Cloud10 | Development
Silicon Valley (North San Jose)
350,000 SF[(1)] | Completion TBD
Single Tenant (Build-to-Suit)



Sunset Gower Studios | Development
Los Angeles (Hollywood)
423,396[(1)] SF | Completion TBD
Single or Multi-Tenant



Washington 1000 | Development
Seattle (Denny Triangle)
538,164[(1)] SF | Completion TBD
Single or Multi-Tenant



Bentall Centre | Development
Vancouver (Downtown)
450,000[(1)] SF | Completion TBD
Single or Multi-Tenant

Recently Completed

Under Construction

Planned

(1) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained.

Page 38 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Office Tenant Industry Diversification[1]

INDUSTRY DIVERSIFICATION

Industry	Square Feet[2][3]	Annualized Base Rent as Percent of Total	Company's Share Square Feet[2][4]	Company's Share Annualized Base Rent as Percent of Total
Technology	4,875,074	37.7%	4,373,555	37.8%
Media and Entertainment	1,830,500	15.7	1,752,533	17.1
Business Services	1,372,628	10.2	1,107,136	9.7
Legal	755,991	7.5	691,973	8.1
Financial Services	1,095,338	8.0	812,151	7.3
Other	758,827	5.4	583,082	5.2
Retail	742,203	4.9	681,671	4.8
Real Estate	458,607	2.8	249,684	2.1
Healthcare	190,612	1.7	179,511	1.8
Insurance	293,415	1.8	238,617	1.8
Educational	177,997	1.6	173,042	1.7
Government	292,218	1.6	228,385	1.4
Advertising	174,978	1.1	170,559	1.2
TOTAL	**13,018,388**	**100.0%**	**11,241,899**	**100.0%**

TECHNOLOGY DIVERSIFICATION

Sector	Square Feet[2]	Annualized Base Rent as Percent of Total	Company's Share Square Feet[2]	Company's Share Annualized Base Rent as Percent of Total
Online services	1,078,162	28.4%	1,029,805	30.3%
Software	1,352,727	26.5%	1,290,797	28.1%
Computer hardware and technology equipment	1,097,748	16.7%	1,077,650	18.3%
Business support services	752,337	16.0%	541,262	13.1%
Other	410,048	8.4%	262,520	5.9%
Biotechnology, healthcare and medical research	115,670	2.8%	115,670	3.1%
Telecommunications and networking	68,382	1.2%	55,851	1.2%
TOTAL	**4,875,074**	**100.0%**	**4,373,555**	**100.0%**

MEDIA AND ENTERTAINMENT DIVERSIFICATION

Sector	Square Feet[2]	Annualized Base Rent as Percent of Total	Company's Share Square Feet[2]	Company's Share Annualized Base Rent as Percent of Total
Entertainment production and service	1,251,471	69.3%	1,200,971	69.2%
Gaming	361,501	21.7	351,363	22.0
Advertising and marketing	133,889	6.7	133,889	6.9
Other	83,639	2.3	66,310	1.9
TOTAL	**1,830,500**	**100.0%**	**1,752,533**	**100.0%**

(1) Industries and sectors are determined by management using Thompson Reuters Business Classification and are presented in order of Company's Share of annualized base rent.
(2) Excludes signed leases not commenced.
(3) Excludes 179,877 square feet occupied by the Company.
(4) Excludes 168,706 square feet occupied by the Company.

Page 39 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Fifteen Largest Office Tenants

Tenant[1]	Property	Lease Expiration	Total Leased Square Feet	Company's Share: Total Leased Square Feet	Company's Share: Percent of Rentable Square Feet	Company's Share: Annualized Base Rent[2]	Percent of Annualized Base Rent	Credit Rating[3]: Moody's	Credit Rating[3]: S&P	Market Capitalization (in billions)[3]
Netflix, Inc.	Various	9/30/2031	722,245 (4)	722,245	5.7%	$ 45,191,328	7.8%	Ba3	BB-	$ 141.8
Google, Inc.	Various	Various	593,558 (5)	574,949	4.5%	42,717,123	7.4%	Aa2	AA+	860.7
Nutanix, Inc.	Various	5/31/2024	429,045 (6)	429,045	3.4%	17,021,086	2.9%			5.5
Riot Games, Inc.	Element LA	3/31/2030	284,037 (7)	284,037	2.2%	16,838,535	2.9%			—
Qualcomm	Skyport Plaza	7/31/2022	376,817	376,817	2.9%	14,080,898	2.4%	A2	A-	100.7
Salesforce.com	Rincon Center	Various	265,394 (8)	265,394	2.1%	13,845,682	2.4%	A3	A	144.3
Square, Inc.	1455 Market	9/27/2023	469,056 (9)	257,981	2.0%	12,614,197	2.2%			21.4
WeWork Companies Inc.	Various	Various	379,876 (10)	208,411	1.6%	10,608,732	1.8%			—
Dell EMC Corporation	Various	Various	294,756 (11)	294,756	2.3%	10,578,595	1.8%			—
Uber Technologies, Inc.	1455 Market	2/28/2025	325,445 (9)	178,995	1.4%	9,090,854	1.6%	B2	B-	50.7
NFL Enterprises	Various	12/31/2023	167,606 (12)	167,606	1.3%	7,361,255	1.3%			—
Regus	Various	Various	150,081 (13)	150,081	1.2%	6,588,011	1.1%			—
GitHub, Inc.	Various	6/30/2025	92,450 (14)	92,450	0.7%	5,776,331	1.0%			—
Stanford	Various	Various	69,295 (15)	69,295	0.5%	5,731,253	1.0%			—
Technicolor Creative Services USA, Inc.	6040 Sunset	5/31/2032	114,958 (16)	114,958	0.9%	5,592,201	1.0%	B3	B	0.3
TOTAL			**4,734,619**	**4,187,020**	**32.7%**	**$ 223,636,081**	**38.6%**			

(1) Presented in order of Company's Share of annualized base rent.
(2) Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of December 31, 2019, by (ii) 12. Annualized base rent does not reflect tenant reimbursements. Annualized base rents related to Bentall Centre have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2019.
(3) Credit rating and market capitalization data provided by FactSet and as of December 31, 2019. Ratings reflect the rating of the tenant's parent entity. There can be no assurance that the parent entity will satisfy the tenant's obligations upon a tenant default.
(4) Netflix, Inc. square footage by property: (i) 325,757 square feet at ICON, (ii) 302,102 square feet at EPIC, and (iii) 94,386 square feet at CUE.
(5) Google, Inc. expirations by square footage and property: (i) 207,857 square feet at 3400 Hillview expiring on November 30, 2021, (ii) 7,604 square feet at Rincon Center expiring October 31, 2023, (iii) 170,283 square feet at Foothill Research Center expiring on February 28, 2025, (iv) 166,460 square feet at Rincon Center expiring on February 29, 2028, and (v) 41,354 square feet at Ferry Building expiring October 31, 2029. Google, Inc. may elect to exercise its early termination right at Rincon Center for 166,460 square feet effective April 15, 2025 by delivering written notice on or before January 15, 2024. Google, Inc. is expected to take possession of an additional 12,389 square feet at Foothill Research Center during first quarter 2020.
At One Westside, Google, Inc. is expected to take possession of an additional 584,000 square feet during first quarter 2022. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. Please see page 35 for description of rent phasing and abatements.

Page 40 of 57

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2019 Fifteen Largest Office Tenants (continued) (6) Nutanix, Inc. square footage by property: (i) 189,084 square feet at 1740 Technology, (ii) 131,351 square feet at Concourse, and (iii) 108,610 square feet at Metro Plaza. At 1740 Technology, Nutanix, Inc. is expected to take possession of an additional: (i) 7,163 square feet during first quarter 2020, (ii) 3,198 square feet during fourth quarter 2020, and (iii) 6,413 square feet during second quarter 2022. (7) Riot Games, Inc. may elect to exercise its early termination right for the entire premises effective March 31, 2025 by delivering written notice on or before March 31, 2024. (8) Salesforce.com expirations by square footage: (i) 83,016 square feet expiring on July 31, 2025, (ii) 83,372 square feet expiring on April 30, 2027, (iii) 93,028 square feet expiring on October 31, 2028, and (iv) 5,978 square feet of month-to-month storage space. Salesforce.com may elect to exercise its early termination right with respect to 74,966 square feet between August 1, 2021 and September 30, 2021 (the “Termination Date”) by delivering written notice no later than 12 months prior to the Termination Date. Salesforce.com subleased 259,416 square feet at Rincon Center to Twilio Inc. during third quarter 2018. Effective January 30, 2019, we entered into an agreement to reimburse Salesforce.com approximately $6.3 million for costs incurred in connection with the sublease. We are entitled to recoup this cost from amounts paid pursuant to the sublease commencing February 1, 2019, with the expectation to be fully reimbursed by March 31, 2020. Thereafter, Salesforce.com will pay us 50% of any amounts received pursuant to the sublease, such that we will begin receiving an average of $340,000 per month of sublease cash rents starting June 2020, with annual growth thereafter. The Company’s share of sublease GAAP rents (i.e. straight-lined rents) will increase from approximately $0.3 million per month to approximately $0.4 million per month beginning April 2020. (9) We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market. (10) WeWork Companies Inc. expirations by square footage and property: (i) 5,334 square feet at Palo Alto Square expiring December 31, 2019, (ii) 12,713 square feet at Foothill Research Center expiring June 30, 2022, (iii) 54,336 square feet at Hill7 expiring January 31, 2030, (iv) 94,826 square feet at Maxwell expiring July 31, 2031, (v) 66,056 square feet at 1455 Market expiring October 31, 2031, and (vi) 146,611 square feet at Bentall Centre expiring October 31, 2033. We own 55% of the ownership interest in the consolidated joint ventures that own Hill7 and 1455 Market, and 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. (11) Dell EMC Corporation expirations by square footage and property: (i) 185,292 square feet at 505 First expiring on October 18, 2021, (ii) 42,954 square feet at 505 First expiring on December 31, 2023, and (iii) 66,510 square feet at 875 Howard expiring on June 30, 2026. Dell EMC Corporation is expected to take possession of an additional 17,039 square feet at 875 Howard during the third quarter of 2020, with an expected expiration on June 30, 2026. (12) NFL Enterprises square footage by property: (i) 157,687 square feet at 10950 Washington and (ii) 9,919 square feet at 10900 Washington. NFL Enterprises may elect to exercise its early termination right for the entire premises effective December 31, 2022 by delivering written notice on or before September 30, 2021. (13) Regus expirations by square footage and property: (i) 44,957 square feet at Gateway expiring on March 31, 2022, (ii) 20,059 square feet at 11601 Wilshire expiring on February 29, 2024, (iii) 27,369 square feet at Techmart expiring on April 30, 2025, (iv) 9,739 square feet at Palo Alto Square expiring on April 30, 2026, (v) 26,661 square feet at 95 Jackson expiring on October 31, 2030, and (vi) 21,296 square feet at 450 Alaskan expiring on October 31, 2030. Regus may elect to exercise its early termination right at 11601 Wilshire for 20,059 square feet effective February 28, 2021 by delivering written notice on or before February 28, 2020. (14) GitHub Inc. square footage by property: (i) 57,120 square feet at 275 Brannan and (ii) 35,330 square feet at 625 Second. (15) Stanford expirations by square footage and property: (i) Stanford University 26,080 square feet at Palo Alto Square expired on December 31, 2019 and (ii) The Board of Trustees of the Leland Stanford Junior University 43,215 square feet at Page Mill Center expiring on December 31, 2022. (16) Technicolor Creative Services USA, Inc. may elect to exercise its early termination right for the entire premises effective May 31, 2027 by delivering written notice on or before May 31, 2026. Page 41 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Office Property Leasing Activity[1]

	Three Months Ended December 31, 2019	Year Ended December 31, 2019
Total gross leasing activity		
Rentable square feet[2]	434,619	2,535,089
Gross new leasing activity		
Rentable square feet	315,473	1,785,606
New cash rate	$ 55.51	$ 57.16
Gross renewal leasing activity		
Rentable square feet	119,146	749,483
Renewal cash rate	$ 49.43	$ 59.03
Total leases expired and terminated		
Contractual (scheduled) expiration	300,829	931,500
Early termination	28,017	212,061
Total	**328,846**	**1,143,561**
Net absorption		
Leased rentable square feet	(13,373)	642,045
Cash rent growth[3]		
Expiring rate	$ 39.64	$ 46.73
New/renewal rate[4]	$ 49.10	$ 57.29
Change	23.9%	22.6%
Straight-line rent growth[5]		
Expiring rate	$ 36.93	$ 43.00
New/renewal rate[4]	$ 52.24	$ 58.74
Change	41.4%	36.6%
Weighted average lease terms		
New (in months)	69.1	110.9
Renewal (in months)	38.1	48.3

TENANT IMPROVEMENTS AND LEASING COMMISSIONS[6]

	Lease Transaction Costs Per Square Foot			
	Three Months Ended December 31, 2019		Year Ended December 31, 2019	
	Total	Annual	Total	Annual
New leases	$ 98.12	$ 17.03	$ 103.04	$ 11.15
Renewal leases	$ 8.81	$ 2.78	$ 19.40	$ 4.82
Blended	$ 73.44	$ 14.55	$ 79.15	$ 10.21

(1) Represents 100% share of consolidated and unconsolidated joint ventures.
(2) Includes square footage related to the Company's management offices totaling 3,475 and 94,047 square feet for the three and 12 months ended December 31, 2019, respectively. Excludes 17,709 and 21,830 square feet of short-term temporary leases with no base rent, primarily utilized as swing spaces for tenants with pending move-in dates, for the three and 12 months ended December 31, 2019, respectively.
(3) Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.
(4) The calculation of new rates compared to expiring rates for the three and 12 months ended December 31, 2019 utilize the weighted average starting rates for 181,223 and 600,761 square feet, respectively. The calculation of renewal rates compared to expiring rates utilize the weighted average starting rates of all renewals for the periods indicated.

Page 42 of 57

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2019 (5) Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months. (6) Represents per-square-foot weighted average lease transaction costs based on the leases executed in the current quarter. Page 43 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Commenced Office Leases with Non-Recurring Upfront Abatements(1)

	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents(2)	Lease Expiration Date
San Francisco Bay Area, California						
625 Second	San Francisco	29,616	12/17/2018	11/1/2019	$ 52.00	4/30/2027
Ferry Building(3)	San Francisco	12,900	2/1/2019	4/1/2020	$ 102.00	7/31/2029
1455 Market(3)	San Francisco	66,056	3/19/2019	10/15/2019	$ 66.00	10/31/2031
Ferry Building(3)	San Francisco	41,354	5/31/2019	11/1/2019	$ 113.00	10/31/2029
625 Second	San Francisco	10,693	6/13/2019	11/1/2019	$ 51.96	4/30/2027
Towers at Shore Center	Redwood Shores	25,549	7/15/2019	7/1/2020	$ 66.00	5/31/2024
Palo Alto Square	Palo Alto	13,618	10/1/2019	2/1/2020	$ 95.40	12/31/2026
Foothill Research Center	Palo Alto	72,411	12/18/2019	6/15/2020	$ 73.80	2/28/2025
Concourse(4)	North San Jose	54,910	Various	5/1/2020	$ 43.20	7/31/2030
Los Angeles, California						
Fourth & Traction	Downtown Los Angeles	77,456	7/17/2019	2/1/2020	$ 43.19	5/31/2030
Fourth & Traction	Downtown Los Angeles	45,641	7/17/2019	3/1/2020	$ 41.48	5/31/2030
EPIC	Hollywood	136,013	10/1/2019	4/1/2020	$ 68.40	9/30/2031
EPIC	Hollywood	105,889	10/1/2019	10/1/2020	$ 68.40	9/30/2031
EPIC	Hollywood	60,200	10/1/2019	4/1/2021	$ 70.44	9/30/2031

(1) Consists of leases for at least 10,000 square feet that commenced on or prior to December 31, 2019, with three or more months of upfront free rent resulting in a rent start date after the commencement of the three-month period ending December 31, 2019.
(2) Stated per leased square foot. Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended December 31, 2019, and (ii) 12, by (iii) leased square footage. Base rents do not include tenant reimbursements.
(3) We own 55% of the ownership interest in the consolidated joint ventures that own 1455 Market and Ferry Building.
(4) 26,541 square feet commenced during second quarter 2019, 7,849 square feet commenced during third quarter 2019 and 20,520 square feet commenced during fourth quarter 2019.

Page 44 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Uncommenced Office Leases—Next Eight Quarters(1)(2)

							Company's Share					
	Q1 2020		Q2 2020		Q3 2020		Q1 2020		Q2 2020		Q3 2020	
	SF	Starting Rent per SF(3)	SF	Starting Rent per SF(3)	SF	Starting Rent per SF(3)	SF	Starting Rent per SF(3)	SF	Starting Rent per SF(3)	SF	Starting Rent per SF(3)
Vancouver, British Columbia												
Downtown Vancouver(4)	23,854	$ 7.98	76,643	$ 41.23	—	$ —	4,771	$ 7.98	15,329	$ 41.23	—	$ —
Subtotal	**23,854**	**7.98**	**76,643**	**41.23**	**—**	**—**	**4,771**	**7.98**	**15,329**	**41.23**	**—**	**—**
San Francisco Bay Area, California												
San Francisco	517	92.84	—	—	—	—	284	92.95	—	—	—	—
Foster City	35,887	63.21	14,847	55.55	—	—	35,887	63.21	14,847	55.55	—	—
Redwood Shores	23,754	68.15	—	—	—	—	23,754	68.15	—	—	—	—
Palo Alto	11,419	64.70	—	—	—	—	11,419	64.70	—	—	—	—
North San Jose	16,330	45.14	12,861	50.73	—	—	16,330	45.14	12,861	50.73	—	—
Subtotal	**87,907**	**61.56**	**27,708**	**53.32**	**—**	**—**	**87,674**	**61.47**	**27,708**	**53.32**	**—**	**—**
Los Angeles, California												
West Los Angeles	4,267	56.50	—	—	3,227	63.00	4,267	56.50	—	—	3,227	63.00
Subtotal	**4,267**	**56.50**	**—**	**—**	**3,227**	**63.00**	**4,267**	**56.50**	**—**	**—**	**3,227**	**63.00**
TOTAL UNCOMMENCED	**116,028**	**$ 50.35**	**104,351**	**$ 44.44**	**3,227**	**$ 63.00**	**96,712**	**$ 58.61**	**43,037**	**$ 49.01**	**3,227**	**$ 63.00**

(1) Consists of uncommenced leases, defined as new leases with respect to vacant space executed on or prior to December 31, 2019, but with commencement dates after December 31, 2019 and within the next eight quarters. This table omits submarkets and quarters without any activity.
(2) There are no uncommenced leases for the five quarters subsequent to Q3 2020.
(3) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect upfront free rents, if any.
(4) Starting rental rates have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2019.

Page 45 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Backfilled Office Leases—Next Eight Quarters[1][2]

	Q1 2020		Q2 2020		Q3 2020		Q4 2020		Company's Share Q1 2020		Company's Share Q2 2020		Company's Share Q3 2020		Company's Share Q4 2020	
	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]
Vancouver, British Columbia																
Downtown Vancouver[4]	2,681	$ 30.56	10,605	$ 31.56	—	$ —	—	$ —	536	$ 30.57	2,121	$ 31.56	—	$ —	—	$ —
Subtotal	**2,681**	**30.56**	**10,605**	**31.56**	**—**	**—**	**—**	**—**	**536**	**30.57**	**2,121**	**31.56**	**—**	**—**	**—**	**—**
Greater Seattle, Washington																
Lynnwood	—	—	13,390	21.50	—	—	—	—	—	—	13,390	21.50	—	—	—	—
Pioneer Square	6,372	43.50	4,477	49.00	—	—	—	—	6,372	43.50	4,477	49.00	—	—	—	—
Subtotal	**6,372**	**43.50**	**17,867**	**28.39**	**—**	**—**	**—**	**—**	**6,372**	**43.50**	**17,867**	**28.39**	**—**	**—**	**—**	**—**
San Francisco Bay Area, California																
San Francisco	2,552	70.56	—	—	17,039	75.19	6,041	53.56	1,404	70.54	—	—	17,039	75.19	6,041	53.56
Redwood Shores	—	—	7,049	75.00	—	—	—	—	—	—	7,049	75.00	—	—	—	—
Palo Alto	25,982	83.36	—	—	—	—	—	—	25,982	83.36	—	—	—	—	—	—
North San Jose	12,904	44.66	3,830	48.00	1,311	49.80	3,198	41.76	12,904	44.66	3,830	48.00	1,311	49.80	3,198	41.76
Subtotal	**41,438**	**70.52**	**10,879**	**65.49**	**18,350**	**73.38**	**9,239**	**49.48**	**40,290**	**70.52**	**10,879**	**65.49**	**18,350**	**73.38**	**9,239**	**49.48**
Los Angeles, California																
Hollywood	1,171	—	—	—	—	—	—	—	1,171	—	—	—	—	—	—	—
Subtotal	**1,171**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**1,171**	**—**	**—**	**—**	**—**	**—**	**—**	**—**
TOTAL BACKFILLED	**51,662**	**63.52**	**39,351**	**39.50**	**18,350**	**73.38**	**9,239**	**49.48**	**48,369**	**64.81**	**30,867**	**41.69**	**18,350**	**73.38**	**9,239**	**49.48**
TOTAL UNCOMMENCED AND BACKFILLED	**167,690**	**$ 54.41**	**143,702**	**$ 43.09**	**21,577**	**$ 71.82**	**9,239**	**$ 49.48**	**145,081**	**$ 60.68**	**73,904**	**$ 45.95**	**21,577**	**$ 71.82**	**9,239**	**$ 49.48**

(1) Consists of backfilled leases, defined as new leases with respect to occupied space executed on or prior to December 31, 2019, but with commencement dates after December 31, 2019 and within the next eight quarters. This table omits submarkets and quarters without any activity.
(2) There are no backfilled leases for the four quarters subsequent to Q4 2020.
(3) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect upfront free rents, if any.
(4) Starting rental rates have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2019.

Page 46 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Expiring Office Leases—Next Eight Quarters[1]

									Company's Share							
	Q1 2020[2]		Q2 2020		Q3 2020		Q4 2020		Q1 2020[3]		Q2 2020		Q3 2020		Q4 2020	
	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]
Vancouver, British Columbia																
Downtown Vancouver[6]	5,826	$ 19.71	13,920	$ 24.41	23,490	$ 25.14	21,371	$ 28.41	1,165	$ 19.71	2,784	$ 24.41	4,698	$ 25.14	4,275	$ 28.41
Subtotal	**5,826**	**19.71**	**13,920**	**24.41**	**23,490**	**25.14**	**21,371**	**28.41**	**1,165**	**19.71**	**2,784**	**24.41**	**4,698**	**25.14**	**4,275**	**28.41**
Greater Seattle, Washington																
Denny Triangle	—	—	—	—	—	—	656	33.18	—	—	—	—	—	—	656	33.18
Lynnwood	29,420	20.50	34,474	27.80	—	—	—	—	29,420	20.50	34,474	27.80	—	—	—	—
Pioneer Square	6,571	— (7)	—	—	7,690	26.01	7,342	14.51	6,571	— (7)	—	—	7,690	26.01	7,342	14.51
Subtotal	**35,991**	**16.76**	**34,474**	**27.80**	**7,690**	**26.01**	**7,998**	**16.04**	**35,991**	**16.76**	**34,474**	**27.80**	**7,690**	**26.01**	**7,998**	**16.04**
San Francisco Bay Area, California																
Foster City	11,806	143.72	1,939	69.60	13,712	68.59	2,189	73.03	11,806	143.72	1,939	69.60	13,712	68.59	2,189	73.03
Palo Alto	25,957	82.68	38,301	85.26	—	—	44,170	74.96	25,957	82.68	38,301	85.26	—	—	44,170	74.96
Redwood Shores	17,285	68.26	18,555	47.89	18,839	66.00	64,685	46.01 (8)	17,285	68.26	18,555	47.89	18,839	66.00	64,685	46.01 (8)
San Francisco	21,953	74.96	36,652	60.69	10,815	61.93	30,840	88.63	19,742	73.86	32,901	55.61	9,210	59.48	19,680	86.07
North San Jose	76,128	39.56 (9)	31,996	36.84	33,352	41.37	52,444	39.51 (10)	76,128	39.56 (9)	31,996	36.84	33,352	41.37	52,444	39.51 (10)
Santa Clara	6,680	49.91	20,347	51.45	8,741	52.56	19,074	51.99	6,680	49.91	20,347	51.45	8,741	52.56	19,074	51.99
Subtotal	**159,809**	**62.66**	**147,790**	**59.13**	**85,459**	**54.92**	**213,402**	**57.38**	**157,598**	**62.35**	**144,039**	**57.93**	**83,854**	**54.51**	**202,242**	**55.40**
Los Angeles, California																
Hollywood	40,887	43.79	—	—	—	—	—	—	40,887	43.79	—	—	—	—	—	—
West Los Angeles	27,446	7.28	19,039	61.79	—	—	22,518	45.10	20,989	8.09	19,039	61.79	—	—	22,518	45.10
Subtotal	**68,333**	**29.13**	**19,039**	**61.79**	—	—	**22,518**	**45.10**	**61,876**	**31.68**	**19,039**	**61.79**	—	—	**22,518**	**45.10**
TOTAL	**269,959**	**$ 47.12**	**215,223**	**$ 52.10**	**116,639**	**$ 47.01**	**265,289**	**$ 52.76**	**256,630**	**$ 48.37**	**200,336**	**$ 52.65**	**96,242**	**$ 50.80**	**237,033**	**$ 52.61**
Expirations as % of Total In-Service Portfolio	**1.9%**		**1.5%**		**0.8%**		**1.9%**		**2.1%**		**1.6%**		**0.8%**		**1.9%**	

Page 47 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Expiring Office Leases—Next Eight Quarters[1] (continued)

	Q1 2021		Q2 2021		Q3 2021		Q4 2021		Company's Share Q1 2021		Company's Share Q2 2021		Company's Share Q3 2021		Company's Share Q4 2021	
	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]
Vancouver, British Columbia																
Downtown Vancouver[6]	11,644	$24.00	18,492	$21.86	65,534	$26.94 [11]	112,061	$25.33 [12]	2,328	$24.00	3,698	$21.86	13,107	$26.94 [11]	22,412	$25.33 [12]
Subtotal	**11,644**	**24.00**	**18,492**	**21.86**	**65,534**	**26.94**	**112,061**	**25.33**	**2,328**	**24.00**	**3,698**	**21.86**	**13,107**	**26.94**	**22,412**	**25.33**
Greater Seattle, Washington																
Denny Triangle	39,024	30.75	—	—	—	—	—	—	39,024	30.75	—	—	—	—	—	—
Lynnwood	5,603	21.22	—	—	—	—	9,570	20.00	5,603	21.22	—	—	—	—	9,570	20.00
Pioneer Square	70,292	30.83 [13]	1,599	41.92	71,713	33.68 [14]	185,292	24.75 [15]	70,292	30.83 [13]	1,599	41.92	71,713	33.68 [14]	185,292	24.75 [15]
Subtotal	**114,919**	**30.34**	**1,599**	**41.92**	**71,713**	**33.68**	**194,862**	**24.51**	**114,919**	**30.34**	**1,599**	**41.92**	**71,713**	**33.68**	**194,862**	**24.51**
San Francisco Bay Area, California																
Foster City	4,988	75.82	—	—	6,462	60.66	17,045	70.65	4,988	75.82	—	—	6,462	60.66	17,045	70.65
Palo Alto	10,316	98.55	46,734	78.18	24,264	59.93	226,048	74.47 [16]	10,316	98.55	46,734	78.18	24,264	59.93	226,048	74.47 [16]
Redwood Shores	10,766	49.45	64,913	64.21 [17]	74,232	59.50 [18]	16,019	69.95	10,766	49.45	64,913	64.21 [17]	74,232	59.50 [18]	16,019	69.95
San Francisco	920	91.75	3,724	117.49	60,308	39.26 [19]	—	—	672	80.44	2,048	117.49	60,308	39.26 [19]	—	—
North San Jose	68,719	40.11 [20]	53,645	42.93 [21]	76,997	39.48 [22]	55,976	42.19 [23]	68,719	40.11 [20]	53,645	42.93 [21]	76,997	39.48 [22]	55,976	42.19 [23]
Santa Clara	8,035	53.25	8,191	53.83	14,284	55.49	12,711	53.97	8,035	53.25	8,191	53.83	14,284	55.49	12,711	53.97
Subtotal	**103,744**	**50.09**	**177,207**	**62.09**	**256,547**	**48.58**	**327,799**	**67.74**	**103,496**	**49.91**	**175,531**	**61.56**	**256,547**	**48.58**	**327,799**	**67.74**
Los Angeles, California																
Hollywood	13,518	52.08	—	—	—	—	—	—	13,518	52.08	—	—	—	—	—	—
West Los Angeles	8,335	51.86	—	—	4,791	64.56	9,960	50.99	8,335	51.86	—	—	4,791	64.56	9,960	50.99
Subtotal	**21,853**	**52.00**	**—**	**—**	**4,791**	**64.56**	**9,960**	**50.99**	**21,853**	**52.00**	**—**	**—**	**4,791**	**64.56**	**9,960**	**50.99**
TOTAL	**252,160**	**$40.05**	**197,298**	**$58.16**	**398,585**	**$42.53**	**644,682**	**47.05**	**242,596**	**$40.58**	**180,829**	**$60.58**	**346,158**	**$44.90**	**555,033**	**$50.55**
Expirations as % of Total In-Service Portfolio	**1.8%**		**1.4%**		**2.8%**		**4.6%**		**2.0%**		**1.5%**		**2.8%**		**4.5%**	

(1) This does not reflect 238,630 square feet, of which 231,500 square feet represents the Company's Share, that expired on December 31, 2019. This table omits submarkets without any expirations over the next eight quarters.
(2) First quarter 2020 expiring square footage representing 100% share of joint ventures does not include 40,124 square feet of month-to-month leases.
(3) First quarter 2020 expiring square footage representing the Company's Share of joint ventures does not include 28,071 square feet of month-to-month leases.
(4) Includes leases that expire on the last day of the quarter.
(5) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease expiration date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements.

Page 48 of 57

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2019 Expiring Office Leases—Next Eight Quarters(1) (continued) (6) Expiring rental rates have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2019. (7) Management office occupied by the Company. (8) Top three expiring tenants by square footage: (i) Wells Fargo Insurance Services USA, Inc. at Skyway Landing for 40,257 square feet, (ii) Jetblue Airways Corp. at Skyway Landing for 6,708 square feet and (iii) Colliers Parrish International, Inc. at Towers at Shore Center for 6,257 square feet. (9) Top three expiring tenants by square footage: (i) Hensel Phelps at Concourse for 13,688 square feet, (ii) Phoenix Contact USA, Inc. at Metro Plaza for 8,942 square feet and (iii) Invensense at 1740 Technology for 7,386 square feet. (10) Top three expiring tenants by square footage: (i) USJade Corp. at Concourse for 10,940 square feet, (ii) College Entrance Examination at Gateway for 6,451 square feet and (iii) CSAA Insurance Exchange at Concourse for 6,319 square feet. (11) Top three expiring tenants at Bentall Centre by square footage: (i) CIBC World Markets, Inc. for 33,871 square feet, (ii) JustSystems Canada, Inc. for 6,906 square feet and (iii) Marubeni Canada Ltd. for 6,182 square feet. We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. (12) Top three expiring tenants at Bentall Centre by square footage: (i) Absolute Software Corporation for 46,585 square feet, (ii) Wesgroup Properties for 16,686 square feet and (iii) Toronto- Dominion Bank for 14,848 square feet. We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. (13) Total expiring square footage consists of: (i) Nuance Communications at 505 First for 45,568 square feet and (ii) Qualtrics, LLC at 83 King for 24,724 square feet. (14) Top three expiring tenants by square footage: (i) Blue Nile, Inc. at 411 First for 39,072 square feet, (ii) McGraw-Hill at 83 King for 24,646 square feet and (iii) Wirestone LLC at 411 First for 6,959 square feet. (15) Total expiring square footage consists of Dell EMC Corporation at 505 First for 185,292 square feet. (16) Total expiring square footage consists of: (i) Google, Inc. at 3400 Hillview for 207,857 square feet, (ii) Arnold & Porter LLP at Page Mill Hill for 13,065 square feet and (iii) Pilot AI Labs, Inc. at Palo Alto Square for 5,126 square feet. (17) Top three expiring tenants by square footage: (i) Iovance Biotherapeutics at Skyway Landing for 29,165 square feet, (ii) Education Elements, Inc. at Skyway Landing for 6,405 square feet and (iii) Lastline, Inc. at Towers at Shore Center for 6,368 square feet. (18) Top three expiring tenants by square footage: (i) Ernst & Young U.S. LLP at Shorebreeze for 20,253 square feet, (ii) Thought Stream LLC at Skyway Landing for 8,820 square feet and (iii) Adaptive Spectrum and Signal Alignment, Inc. at Towers at Shore Center for 8,461 square feet. (19) Total expiring square footage consists of : (i) General Services Administration at 901 Market for 40,626 square feet, (ii) Yank Sing at Rincon Center for 13,651 square feet and (iii) Forest City Residential Group at 875 Howard for 6,031 square feet. (20) Top three expiring tenants by square footage: (i) Siliconware USA, Inc. at Concourse for 15,777 square feet, (ii) Robin Systems at Concourse for 13,016 square feet and (iii) Whitehat Security, Inc. at Concourse for 8,425 square feet. (21) Top three expiring tenants by square footage: (i) GEO Semiconductor, Inc. at Metro Plaza for 13,027 square feet, (ii) CCS Associates, Inc. at Gateway for 8,151 square feet and (iii) First Alarm Security and Patrol, Inc. at Concourse for 6,525 square feet. (22) Top three expiring tenants by square footage: (i) Globallogic, Inc. at Concourse for 28,930 square feet, (ii) Skybox Security, Inc. at Gateway for 13,269 square feet and (iii) Contract Office Group Inc. at Concourse for 9,956 square feet. (23) Top three expiring tenants by square footage: (i) CenturyLink at Concourse for 13,258 square feet, (ii) Bay Microsystems, Inc. at Gateway for 12,096 square feet and (iii) SUMCO Phoenix Corporation at Gateway for 6,053 square feet. Page 49 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Expiring Office Leases—Annual

			Company's Share						
Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases[1][2]	Square Footage of Expiring Leases[1][3]	Percent of Office Portfolio Square Feet	Annualized Base Rent[1][4]	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Leased Square Foot[4]	Annualized Base Rent at Expiration	Annualized Base Rent Per Lease Square Foot at Expiration[5]
Vacant		836,005	783,847	6.3%					
2019	27	238,630	231,500	1.8	$ 9,944,512	1.5%	$ 42.96	$ 9,953,317	$ 42.99
2020[6]	164	860,539	783,670	6.1	39,223,422	6.4	50.05	40,318,449	51.45
2021	168	1,492,725	1,324,616	10.4	62,159,559	10.1	46.93	64,397,109	48.62
2022	184	1,539,408	1,359,613	10.7	66,684,400	10.9	49.05	71,869,473	52.86
2023	116	1,802,327	1,396,043	10.9	62,958,328	10.3	45.10	70,219,402	50.30
2024	125	1,820,251	1,623,804	12.7	81,501,949	13.3	50.19	92,914,558	57.22
2025	62	1,452,634	1,173,716	9.2	64,903,856	10.6	55.30	77,392,885	65.94
2026	28	410,873	369,212	2.9	22,075,552	3.6	59.79	26,616,723	72.09
2027	22	548,457	474,454	3.7	25,793,343	4.2	54.36	32,706,289	68.93
2028	23	644,016	571,892	4.5	35,229,878	5.7	61.60	44,242,176	77.36
Thereafter	38	2,168,404	1,905,308	14.9	107,830,990	17.6	56.60	148,751,992	78.07
Building management use	28	179,877	168,706	1.3	—	—	—	—	—
Signed leases not commenced[7]	30	816,210	589,580	4.6	35,407,702	5.8	60.06	50,986,167	86.48
TOTAL/WEIGHTED AVERAGE	**1,015**	**14,810,356**	**12,755,961**	**100.0%**	**$ 613,713,491**	**100.0%**	**$ 51.26**	**$ 730,368,540**	**$ 61.01**

(1) Rent data for our office properties is presented on an annualized basis without regard to cancellation options.
(2) Total expiring square footage does not include 40,124 square feet of month-to-month leases.
(3) Total expiring square footage does not include 28,071 square feet of month-to-month leases.
(4) Annualized base rent for office properties is calculated multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of December 31, 2019, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.
(5) Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of December 31, 2019.
(6) Excludes 6,571 square feet of management offices occupied by the Company. The management office is reflected under building management use.
(7) Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced reflects uncommenced leases for spaces not occupied as of December 31, 2019 and is calculated as (i) base rental payments (defined as cash base rents at expiration (before abatements)) under uncommenced leases for vacant space as of December 31, 2019, divided by (ii) square footage under uncommenced leases as of December 31, 2019.

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Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2019 Definitions and Reconciliations

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2019 Definitions Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and the Company’s Share of amortization of deferred financing costs, and subtracting recurring capital expenditures related to the Company’s Share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of the Company’s Share of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annual Debt Service: Includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of derivative instruments on the full principal balance. In instances where interest is paid based on a LIBOR margin, we used the current margin based on the leverage ratio as of the current period. Amount does not include interest payment of variable rate loans that are partially effectively fixed through derivative instruments. Excludes amortization of deferred financing costs and loan discounts/ premiums. Company’s Share: Non-GAAP financial measures calculated as the consolidated amount, in accordance with GAAP, plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests).  Management believes that presenting the “Company’s Share” of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because the Company has several significant joint ventures and in some cases, the Company exercises significant influence over, but does not control, the joint venture, in which case GAAP requires that the Company account for the joint venture entity using the equity method of accounting and the Company does not consolidate it for financial reporting purposes. In other cases, GAAP requires that the Company consolidate the venture even though the Company’s partner(s) owns a significant percentage interest. As a result, management believes that presenting the Company’s Share of various financial measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its true economic interest in these joint ventures.  Company’s Share of Debt: Similar to Consolidated Debt except it includes the Company’s Share of unconsolidated joint venture debt and excludes partner’s share of consolidated joint venture partner debt. Company’s Share of Market Capitalization: Similar to Consolidated Market Capitalization except it includes the Company’s Share of Debt. Consolidated Debt: Equal to the sum of (i) Unsecured and Secured Debt and (ii) series A preferred units. Consolidated Market Capitalization: Equal to the sum of (i) Unsecured and Secured Debt, (ii) series A preferred units and (iii) common equity capitalization. Common equity capitalization represents the total Shares of Common Stock/Units Outstanding at End of Period multiplied by the closing price at quarter end. Consolidated Unsecured and Secured Debt: Excludes in-substance defeased debt related to our Hudson Pacific/Macerich joint venture and unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. The full amount of debt related to the Hill7 joint venture are included. Page 52 of 57

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2019 Definitions (continued) Funds from Operations (“FFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the Company’s Share of real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets). The calculation of FFO includes the Company’s Share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Principal Amount: Outstanding debt balances including partner share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Shares of Common Stock/Units Outstanding at End of Period: Represents shares of common stock (including unvested restricted shares), OP units outstanding and an estimate for our dilutive Outperformance Programs (“OPPs,” or individually, “OPP”), including stock grants under our 2016 OPP, 2017 OPP, 2018 OPP and 2019 OPP and dilutive one-time retention award grants (collectively, the “Dilutive Shares”). Weighted Average Fully Diluted Common Stock/Units Outstanding: Includes an estimate for the dilution impact of stock grants to the Company's executives under its 2016 OPP, 2017 OPP, 2018 OPP, 2019 OPP and one-time retention award grants. This estimate is based on the projected award potential of such programs as of the end of such periods, as calculated in accordance with the ASC 260, Earnings Per Share. Page 53 of 57

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Reconciliation of Net Income to Net Operating Income

Unaudited, in thousands

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
Net income	$ 16,963	$ 19,257	$ 55,846	$ 111,781
Adjustments:				
Loss from unconsolidated real estate entity	402	—	747	—
Fee Income	(528)	—	(1,459)	—
Interest expense	28,353	23,202	105,845	83,167
Interest income	(1,010)	(1,225)	(4,044)	(1,718)
Transaction-related expenses	208	252	667	535
Other income	(336)	(74)	(78)	(822)
Unrealized gain on non-real estate investments	—	—	—	(928)
Gain on sale of real estate	—	—	(47,100)	(43,337)
Impairment loss	—	—	52,201	—
General and administrative	17,848	14,980	71,947	61,027
Depreciation and amortization	74,196	67,520	282,088	251,003
Net Operating Income	$ 136,096	$ 123,912	$ 516,660	$ 460,708
Net Operating Income Breakdown				
Same-Store Office cash revenues	$ 130,477	$ 119,124	$ 441,945	$ 417,513
Straight-line rent	3,432	5,134	23,875	13,436
Amortization of above-market and below-market leases, net	1,987	2,366	7,614	9,222
Amortization of lease incentive costs	(422)	(351)	(1,549)	(1,372)
Same-Store Office revenues	135,474	126,273	471,885	438,799
Same-Store Studios cash revenues	22,896	21,981	80,916	73,172
Straight-line rent	190	396	1,084	1,420
Amortization of lease incentive costs	(9)	—	(37)	—
Same-Store Studio revenues	23,077	22,377	81,963	74,592
Same-Store property revenues	158,551	148,650	553,848	513,391
Same-Store Office cash expenses	43,720	40,287	144,670	138,295
Straight-line rent	106	106	—	—
Amortization of above-market and below-market ground leases, net	590	590	2,299	2,299
Same-Store Office expenses	44,416	40,983	146,969	140,594
Same-Store Studio cash expenses	13,166	12,149	44,879	40,628
Same-Store Studio expenses	13,166	12,149	44,879	40,628
Same-Store property expenses	57,582	53,132	191,848	181,222
Same-Store net operating income	100,969	95,518	362,000	332,169
Non-Same-Store net operating income	35,127	28,394	154,660	128,539
Net Operating Income	$ 136,096	$ 123,912	$ 516,660	$ 460,708

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Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Total Revenues Components

Unaudited, in thousands

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
Office				
Cash rent	$ 142,539	$ 126,254	$ 538,118	$ 481,677
Cash tenant recoveries	28,786	25,281	107,468	92,760
Straight-line rent	13,167	10,260	51,876	44,464
Amortization of above-market and below-market leases, net	2,917	7,322	12,836	7,131
Amortization of lease incentive costs	(495)	(429)	(1,734)	(88)
Services revenue	6,832	7,301	25,171	26,573
Total office revenues[1]	**193,746**	**175,989**	**733,735**	**652,517**
Studio				
Cash rent	12,908	11,516	49,305	43,314
Cash tenant recoveries	250	860	988	2,013
Straight-line rent	190	396	1,084	1,420
Amortization of lease incentive costs	(9)	—	(37)	—
Services revenue and other	9,765	9,672	33,107	29,154
Total studio revenues	**23,104**	**22,444**	**84,447**	**75,901**
Total revenues	$ 216,850	$ 198,433	$ 818,182	$ 728,418

(1) Prior to January 1, 2019, we classified rental revenues and tenant recoveries as separate line items on our Consolidated Statements of Operations. We adopted ASC 842-Leases on January 1, 2019 using the modified retrospective approach and elected to apply the transition method of the standard at the beginning of the period of adoption. For leases at our office properties we elected a practical expedient in ASC 842, which requires us to include all revenues related to tenant leases in our Rental line item in our GAAP Consolidated Statement of Operations and as a result we do not disclose tenant recoveries as a separate GAAP revenue measure. However, we believe that tenant recoveries are useful to investors as a supplemental measure of our ability to recover operating expenses, property taxes, insurance and other expenses. The table above separately presents our rental components for 2019 and 2018 based on the 2018 presentation. Tenant recoveries are not a measure of revenues as allowed by GAAP and the presentation above should not be considered an alternative to our GAAP measures included in our Consolidated Statement of Operations.

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Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Reconciliation of Net Income to Company's Share of Net Operating Income

Unaudited, in thousands

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
Net income	$ 16,963	$ 19,257	$ 55,846	$ 111,781
Adjustments:				
Loss from unconsolidated real estate entity	402	—	747	—
Fee Income	(528)	—	(1,459)	—
Interest expense	28,353	23,202	105,845	83,167
Interest income	(1,010)	(1,225)	(4,044)	(1,718)
Transaction-related expenses	208	252	667	535
Other income	(336)	(74)	(78)	(822)
Unrealized gain on non-real estate investments	—	—	—	(928)
Gain on sale of real estate	—	—	(47,100)	(43,337)
Impairment loss	—	—	52,201	—
General and administrative	17,848	14,980	71,947	61,027
Depreciation and amortization	74,196	67,520	282,088	251,003
Company's Share of NOI from unconsolidated real estate entity	2,645	—	6,189	—
Net Operating Income Partner's share of consolidated entities	(7,919)	(7,980)	(30,557)	(23,715)
Net Operating Income Company's Share	**$ 130,822**	**$ 115,932**	**$ 492,292**	**$ 436,993**
Net Operating Income Breakdown				
Same-Store Office cash revenues	$ 123,506	$ 113,267	$ 423,052	$ 393,864
Straight-line rent	3,311	5,096	15,226	13,677
Amortization of above-market and below-market leases, net	1,987	2,366	7,614	9,222
Amortization of lease incentive costs	(336)	(326)	(1,205)	(1,272)
Same-Store Office revenues Company's Share	**128,468**	**120,403**	**444,687**	**415,491**
Same-Store Studios cash revenues	22,896	21,981	80,916	73,172
Straight-line rent	190	396	1,084	1,420
Amortization of lease incentive costs	(9)	—	(37)	—
Same-Store Studio revenues Company's Share	**23,077**	**22,377**	**81,963**	**74,592**
Same-Store property revenues Company's Share	**151,545**	**142,780**	**526,650**	**490,083**
Same-Store Office cash expenses	41,522	38,388	136,329	131,122
Straight-line rent	106	106	—	—
Amortization of above-market and below-market ground leases, net	590	590	2,299	2,299
Same-Store Office expenses Company's Share	**42,218**	**39,084**	**138,628**	**133,421**
Same-Store Studio cash expenses	13,166	12,149	44,879	40,628
Same-Store Studio expenses Company's Share	**13,166**	**12,149**	**44,879**	**40,628**
Same-Store property expenses Company's Share	**55,384**	**51,233**	**183,507**	**174,049**
Same-Store net operating income Company's Share	**96,161**	**91,547**	**343,143**	**316,034**
Non-Same-Store net operating income Company's Share	**34,661**	**24,385**	**149,149**	**120,959**
Net Operating Income Company's Share	**$ 130,822**	**$ 115,932**	**$ 492,292**	**$ 436,993**

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Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2019

Company Outlook
Unaudited, dollars and share data in thousands

Metric	Current Guidance Full Year 2020 Low	Current Guidance Full Year 2020 High	Q3 2019 Guidance Full Year 2019 Low	Q3 2019 Guidance Full Year 2019 High	Actuals Full Year 2019 Total
FFO per share	$2.14	$2.22	$2.00	$2.06	$2.03
Growth in same-store office property cash NOI[(1)(2)]	4.50%	5.50%	5.00%	6.00%	6.50%
Growth in same-store studio property cash NOI[(1)(2)]	5.00%	6.00%	7.00%	8.00%	10.70%
GAAP non-cash revenue (straight-line rent and above/below-market rents)[(3)]	$55,000	$65,000	$59,000	$69,000	$64,024
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(4,000)	$(4,000)	$(4,000)	$(4,000)	$(3,923)
General and administrative expenses[(4)]	$(72,500)	$(76,500)	$(70,000)	$(74,000)	$(71,947)
Interest expense[(5)]	$(112,500)	$(115,500)	$(105,500)	$(108,500)	$(105,845)
Interest income	$3,450	$3,550	$3,450	$3,550	$4,044
Corporate-related depreciation and amortization	$(2,200)	$(2,300)	$(2,050)	$(2,150)	$(2,153)
FFO from unconsolidated joint ventures	$5,200	$6,200	$3,000	$4,000	$3,217
FFO attributable to non-controlling interests	$(26,000)	$(30,000)	$(26,500)	$(30,500)	$(29,188)
Weighted average common stock/units outstanding—diluted[(6)]	156,125	157,125	156,000	157,000	156,113

(1) Same-store for the full year 2020 is defined as the 39 office properties or three studio properties, as applicable, owned and included in the Company's stabilized portfolio as of January 1, 2019, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2020. Same-store for the full year 2019 is defined as the 31 office properties or three studio properties, as applicable, owned and included in the Company's stabilized portfolio as of January 1, 2018, and still owned and included in the stabilized portfolio through December 31, 2019.

(2) Please see non-GAAP information below for definition of cash NOI.

(3) Includes non-cash straight-line rent associated with the studio and office properties.

(4) Includes non-cash compensation expense, which the Company estimates at $20,500 in 2020.

(5) Includes amortization of deferred financing costs and loan discounts/premiums, which the Company estimates at $5,800 in 2020.

(6) Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2019 includes an estimate for the dilution impact of stock grants to the Company's executives under its 2017, 2018 and 2019 outperformance programs, as well as performance-based awards under the Company's special one-time retention award grants. This estimate is based on the projected award potential of such programs as of the end of such periods, as calculated in accordance with the ASC 260, Earnings Per Share.

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